Exhibit 4.26

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) is the type that the registrant treats as private and confidential.

EIB Internal Classification Corporate Use

[***]

CELLECTIS (IEU TI)

Finance Contract

between the

European Investment Bank

and

CELLECTIS

28 December 2022

WHEREAS:		2

ARTICLE 1		3

1.1	INTERPRETATION	3

ARTICLE 2		12

2.1	AMOUNT OF CREDIT	12

2.2	DISBURSEMENT PROCEDURE	12

2.2.1	TRANCHES	12
2.2.2	DISBURSEMENT OFFER	13
2.2.3	DISBURSEMENT ACCEPTANCE	13

2.3	DISBURSEMENT ACCOUNT	13

2.4	CURRENCY OF DISBURSEMENT	14

2.5	CONDITIONS OF DISBURSEMENT	14

2.5.1	INITIAL DOCUMENTARY CONDITIONS PRECEDENT	14
2.5.2	ALL TRANCHES—DOCUMENTARY CONDITIONS PRECEDENT	14
2.5.3	ALL TRANCHES—OTHER CONDITIONS	14
2.5.4	TRANCHE A—ADDITIONAL CONDITIONS PRECEDENT	14
2.5.5	TRANCHE B—ADDITIONAL CONDITIONS PRECEDENT	14
2.5.6	TRANCHE C—ADDITIONAL CONDITIONS PRECEDENT	15

2.6	CANCELLATION	15

2.7	FEE FOR CANCELLATION OF AN ACCEPTED TRANCHE	15

2.8	CANCELLATION AFTER EXPIRY OF THE CREDIT	15

2.9	DROP DEAD FEE	16

2.10	SUMS DUE UNDER ARTICLE 2	16

ARTICLE 3		16

3.1	AMOUNT OF LOAN	16

3.2	CURRENCY OF REPAYMENT, INTEREST AND OTHER CHARGES	16

ARTICLE 4		16

4.1	PAYMENT IN KIND (PIK) INTEREST	16

4.2	WARRANTS	17

4.3	INTEREST ON OVERDUE SUMS	17

4.4	EFFECTIVE GLOBAL RATE (TAUX EFFECTIF GLOBAL)	17

ARTICLE 5		18

5.1	NORMAL REPAYMENT	18

SINGLE INSTALMENT		18

5.2	VOLUNTARY PREPAYMENT	18

5.2.1	PREPAYMENT OPTION	18
5.2.2	PREPAYMENT FEE	18
5.2.3	PREPAYMENT MECHANICS	18

5.3	COMPULSORY PREPAYMENT AND CANCELLATION	18

5.3.1	INVESTMENT COST REDUCTION EVENT	18
5.3.2	NON-EIB FINANCING	19
5.3.3	CHANGE EVENTS	19
5.3.4	ILLEGALITY EVENT	19
5.3.5	DISPOSALS	20
5.3.6	PREPAYMENT FEE	20
5.3.7	PREPAYMENT MECHANICS	20

5.4	GENERAL	20

ARTICLE 6		20

6.1	DAY COUNT CONVENTION	20

6.2	TIME AND PLACE OF PAYMENT	20

6.3	NO SET-OFF BY THE BORROWER	21

6.4	DISRUPTION TO PAYMENT SYSTEMS	21

6.5	APPLICATION OF SUMS RECEIVED	21

6.5.1	GENERAL	21
6.5.2	PARTIAL PAYMENTS	21
6.5.3	ALLOCATION OF SUMS RELATED TO TRANCHES	21

ARTICLE 7		21

ARTICLE 8		22

8.1	TAXES, DUTIES AND FEES	22

8.2	OTHER CHARGES	22

8.3	INCREASED COSTS, INDEMNITY AND SET-OFF	22

ARTICLE 9		23

9.1	RIGHT TO DEMAND REPAYMENT	23

9.2	OTHER RIGHTS AT LAW	25

9.3	NON-WAIVER	25

9.4	NO HARDSHIP	25

ARTICLE 10		25

10.1	GOVERNING LAW	25

10.2	JURISDICTION	25

10.3	PLACE OF PERFORMANCE	25

10.4	EVIDENCE OF SUMS DUE	25

10.5	ENTIRE AGREEMENT	26

10.6	INVALIDITY	26

10.7	AMENDMENTS	26

10.8	ASSIGNMENT AND TRANSFER BY THE BANK	26

ARTICLE 11		27

11.1	NOTICES	27

11.1.1	FORM OF NOTICE	27
11.1.2	ADDRESSES	27
11.1.3	DEMAND AFTER NOTICE TO REMEDY	28
11.2	ENGLISH LANGUAGE	28
SCHEDULE A		31

INVESTMENT SPECIFICATION AND REPORTING		31

SCHEDULE B		33

DEFINITION OF EURIBOR		33

SCHEDULE C	35

FORM OF DISBURSEMENT OFFER/ACCEPTANCE	35

SCHEDULE D	37

FORM OF DRAWDOWN CERTIFICATE	37

SCHEDULE E	38

FORM OF COMPLIANCE CERTIFICATE	38

SCHEDULE F	39

PART A—INITIAL DOCUMENTARY CONDITIONS PRECEDENT	39

PART B—ALL TRANCHES - CONDITIONS PRECEDENT	41

PART C—TRANCHE A - ADDITIONAL CONDITIONS PRECEDENT	42

PART D—TRANCHE B - ADDITIONAL CONDITIONS PRECEDENT	43

PART E—TRANCHE C - ADDITIONAL CONDITIONS PRECEDENT	44

SCHEDULE G	45

REPRESENTATIONS AND WARRANTIES	45

SCHEDULE H	49

GENERAL UNDERTAKINGS	49

SCHEDULE I	58

INFORMATION AND VISITS	58

SCHEDULE J	62

FORM OF TEG LETTER	62

SCHEDULE K	64

EXISTING INDEBTEDNESS	64

SCHEDULE L	65

CERTAINS TERMS OF THE WARRANTS (NON EXHAUSTIVE)	65

THIS CONTRACT IS MADE ON 28 DECEMBER 2022 BETWEEN:

The European Investment Bank having its seat at 100 blvd Konrad Adenauer, Luxembourg, L-2950 Luxembourg, duly represented for the purposes hereof	(the “Bank”)

and

CELLECTIS, a public limited liability company (société anonyme) incorporated in France under number 428 859 052 RCS Paris, having its registered office at 8 rue de la Croix Jarry, 75013, Paris, France, duly represented for the purposes hereof	(the “Borrower”)

The Bank and the Borrower together are referred to as the “Parties” and any of them is a “Party”.

WHEREAS:

(A)

The Borrower has stated that it is undertaking a research and development project relating to allogeneic CAR T therapies for oncology indications in France as more particularly described in the technical description (the “Technical Description”) set out in Schedule A (Investment Specification and Reporting) (the “Investment”). The total cost of the Investment, as estimated by the Bank, is [***].

(B)

The Bank, considering that the financing of the Investment falls within the scope of its functions, agreed to provide the Borrower with a credit in an amount of EUR 40,000,000.00 (forty million euro) under this Finance Contract (the “Contract”) to finance the Investment; provided that the amount of the loan hereunder and any loan provided by another implementing partner under the InvestEU Fund (as defined below) shall not, in any case, together exceed 50% (fifty per cent.) of the cost of the Investment.

(C)	This operation benefits from support from the European Union under the InvestEU Fund.

(D)

The statute of the Bank provides that the Bank shall ensure that its funds are used as rationally as possible in the interests of the European Union; and, accordingly, the terms and conditions of the Bank’s loan operations must be consistent with relevant policies of the European Union.

(E)

The Bank considers that access to information plays an essential role in the reduction of environmental and social risks, including human rights violations, linked to the projects it finances and has therefore established its transparency policy, the purpose of which is to enhance the accountability of the Bank’s group towards its stakeholders and the citizens of the European Union in general.

(F)

The processing of personal data shall be carried out by the Bank in accordance with applicable European Union legislation on the protection of individuals with regard to the processing of personal data by the European Union institutions and bodies and on the free movement of such data.

(G)

The Bank supports the implementation of international and European Union standards in the field of anti-money laundering and countering the financing of terrorism and promotes tax good governance standards. It has established policies and procedures to avoid the risk of misuse of its funds for purposes which are illegal or abusive in relation to applicable laws. The Bank’s group statement on tax fraud, tax evasion, tax avoidance, aggressive tax planning, money laundering and financing of terrorism is available on the Bank’s website and offers further guidance to the Bank’s contracting counterparties.

(H)

Under current law, the Bank is exempt from withholding under FATCA pursuant to the Intergovernmental Agreement entered into between Luxembourg and the United States signed on 28 March 2014, ratified in Luxembourg on 25 July 2015 and in full force and effect from 29 July 2015, implementing the Foreign Account Tax Compliance provisions of the U.S. Hiring Incentives to Restore Employment Act of 2010.

It is hereby agreed as follows:

ARTICLE 1

Interpretation and definitions

1.1	Interpretation

In this Contract:

(a)

references to Articles, Recitals, Schedules and (Sub-)Paragraphs are, save if explicitly stipulated otherwise, references respectively to articles of, and recitals, schedules and (sub-)paragraphs of schedules to, this Contract. All Recitals and Schedules form part of this Contract;

(b)

references to “law” or “laws” mean (a) any applicable law and any applicable treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgement, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which is binding or applicable case law, and (b) EU Law;

(c)

references to applicable law, applicable laws or applicable jurisdiction means (a) a law or jurisdiction applicable to the Borrower and/or any other Obligor (as the context requires), its rights and/or obligations (in each case arising out of or in connection with the Finance Documents), its capacity and/or assets and/or the Investment; and/or, as applicable, (b) a law or jurisdiction (including in each case the Bank’s Statute) applicable to the Bank, its rights, obligations, capacity and/or assets;

(d)	references to a provision of law are references to that provision as amended or re-enacted;

(e)	references to any Finance Document or other agreement or instrument are references to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(f)	words and expressions in plural shall include singular and vice versa;

(g)	a Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived; and

(h)

terms defined in the GDPR (as defined below), including the terms “data subject”, “personal data” and “processing”, have the same meanings when used in Paragraph 25 (Data Protection) of Schedule H (General Undertakings) of this Contract.

(i)

references to “month” mean a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that and subject to Article 6.1 (Day count convention) and Schedule B (Definition of EURIBOR) and unless provided otherwise in this Contract:

(i)

if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

Definitions

In this Contract:

“4th and 5th AML Directives” means Directive 2015/849 of the European Parliament and of the Council of 20 May 2015 on the prevention of the use of the financial system for the purposes of money laundering or terrorist financing (the “4th AML Directive”), as amended by Directive 2018/843 of the European Parliament and of the Council of 19 June 2018, and as further amended, supplemented or restated.

“Accepted Tranche” means a Tranche in respect of a Disbursement Offer which has been duly accepted by the Borrower in accordance with its terms on or before the Disbursement Acceptance Deadline

“acting in concert” means acting together pursuant to an agreement or understanding (whether formal or informal).

[***]

“AML Criminal Law Directive” means Directive (EU) 2018/1673 of the European Parliament and of the Council of 23 October 2018 on combating money laundering by criminal law, as amended, supplemented or restated.

“AML Directives” means the 4th and the 5th AML Directives and the AML Criminal Law Directive.

“Authorisation” means an authorisation, permit, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Signatory” means a person authorised to sign individually or jointly (as the case may be) Disbursement Acceptances on behalf of the Borrower and named in the most recent List of Authorised Signatories and Accounts received by the Bank prior to the receipt of the relevant Disbursement Acceptance.

“Business Day” means a day (other than a Saturday or Sunday) on which the Bank and commercial banks are open for general business in Luxembourg and in Paris.

“Cancellation Fee” means, in relation to the cancellation of an Accepted Tranche by the Borrower, under sub-paragraph (a) of Article 2.7 (Fee for cancellation of an Accepted Tranche), or in relation to an amount cancelled by the Bank under sub-paragraphs (b) or (c) of Article 2.7 (Fee for cancellation of an Accepted Tranche), a fee of [***] of the cancelled amount.

“Cash Injection” means bona fide investments in the Borrower that occurs in the form of subscription of new shares or other securities, including convertible bonds fully subordinated to the Credit.

“Cellectis, Inc.” means Cellectis, Inc., a corporation organized and existing under the laws of the state of Delaware and having a principal place of business at 430 East 29th Street, New York, NY 10016, United States of America, which is at the date of this Contract fully owned by the Borrower.

“Cellectis Biologics, Inc.” means Cellectis Biologics, Inc., a corporation organized and existing under the laws of the state of Delaware and having a principal place of business at 2500-2540 Sumner Blvd., Raleigh, NC 27616, United States of America, which is at the Effective Date fully owned by Cellectis, Inc.

“Change in the Beneficial Ownership” means a change in the ultimate ownership or control of an entity according to the definition of “beneficial owner” set out in article 3(6) of the 4th AML Directive it being specified that, for the purposes of this Contract the threshold of beneficial ownership is set at 10% (ten per cent.).

“Change-of-Control Event” means:

(a)	any person or group of persons acting in concert (other than the Key Shareholders) gains Control of the Borrower or of any entity directly or ultimately Controlling the Borrower; or

(b)

any person or group of persons acting in concert (other than the Key Shareholders) directly or indirectly through wholly owned subsidiaries owns more than 33% (thirty-three per cent.) of the issued share capital of the Borrower; or

(c)	the Borrower is delisted from both Euronext Paris and Nasdaq.

“Change-of-Law Event” means the enactment, promulgation, execution or ratification of or any change in or amendment to any law, rule or regulation (or in the application or official interpretation of any law, rule or regulation) that occurs after the date of this Contract and which, in the opinion of the Bank, would materially impair an Obligor’s ability to perform its obligations under the Finance Documents.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule E (Form of Compliance Certificate).

“Contract Number” means the Bank generated number identifying this Contract and indicated on the cover page of this Contract after the letters “FI N°”.

“Control” means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise and, for the avoidance of doubt, owning more than 50% (fifty per cent.) of the shares of an entity would constitute Control, and “Controlling” has corresponding meaning.

“Credit” has the meaning given to it in Article 2.1 (Amount of Credit).

“Declaration of Honour” means the “Declaration of Honour under InvestEU operations” signed by the Borrower on 13 December 2022.

“Default” means an Event of Default or any event or circumstance specified in Article 9 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under this Contract or any combination of any of the foregoing) be an Event of Default.

“Disbursement Acceptance” means a copy of the Disbursement Offer duly countersigned by the Borrower in accordance with the List of Authorised Signatories and Accounts.

“Disbursement Acceptance Deadline” means the date and time of expiry of a Disbursement Offer as specified therein.

“Disbursement Account” means, in respect of each Tranche, the bank account to which disbursements may be made under this Contract, as set out in the most recent List of Authorised Signatories and Accounts.

“Disbursement Date” means the date on which disbursement of a Tranche is made by the Bank.

“Disbursement Offer” means a letter substantially in the form set out in Schedule C (Form of Disbursement Offer/Acceptance).

“Dispute” has the meaning given to it in Article 10.2 (Jurisdiction).

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this Contract; or

(b)

the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of either the Bank or the Borrower, preventing that Party from:

(i)	performing its payment obligations under this Contract; or

(ii)	communicating with other Party in accordance with the terms of this Contract,

and which disruption (in either such case as per paragraphs (a) or (b) above) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Drop Dead Fee” has the meaning given to such term in Article 2.9 (Drop Dead Fee).

“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation (excluding the results from discontinued operations):

(a)

before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any Group Company (calculated on a consolidated basis) in respect of that Relevant Period;

(b)	not including any accrued interest owing to any Group Company;

(c)	after adding back any amount attributable to the amortisation or depreciation of assets of members of the Group;

(d)	before taking into account any Exceptional Items;

(e)	after deducting the amount of any profit (or adding back the amount of any loss) of any Group Company which is attributable to minority interests;

(f)	plus or minus the Group’s share of the profits or losses (after finance costs and tax) of entities which are not Group Companies;

(g)	before taking into account any unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis); and

(h)	before taking into account any gain arising from an upward revaluation of any other asset,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

“Environment” means the following, insofar as they affect human health or social well-being:

(a)	fauna and flora;

(b)	soil, water, air, climate and the landscape; and

(c)	cultural heritage and the built environment,

and includes, without limitation, occupational and community health and safety.

“Environmental Approval” means any Authorisation required by Environmental Law.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means EU Law including:

(a)	principles and standards;

(b)	national laws and regulations;

(c)	applicable international treaties,

in each case of which a principal objective is the preservation, protection or improvement of the Environment and includes without limitation, the applicable environmental, social and labour law obligations established by EU law, national law, collective agreements or the international social and environmental conventions listed in Annex X to Directive 2014/24/EU26.

“EU Directives” means the directives of the European Union.

“EU Law” means the acquis communautaire of the European Union as expressed through the Treaties of the European Union, the regulations, the EU Directives, delegated acts, implementing acts, and the case law of the Court of Justice of the European Union.

“EUR” or “euro” means the lawful currency of the Member States of the European Union which adopt or have adopted it as their currency in accordance with the relevant provisions of the Treaty on European Union and the Treaty on the Functioning of the European Union or their succeeding treaties.

“EURIBOR” has the meaning given to it in Schedule B (Definition of EURIBOR).

“Event of Default” means any of the circumstances, events or occurrences specified in Article 9 (Events of Default).

“Exceptional Items” means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations, write downs or impairment of non-current assets or any reversal of any write down or impairment;

(c)	disposals of assets associated with discontinued operations; and

(d)	any other examples of “exceptional items” (as such term has the meaning attributed to it in IFRS).

“Exclusion Policy” means the European Investment Bank Exclusion Policy as published on the Bank’s website.

“Existing Indebtedness” means any Indebtedness of the Group as at the signing date of this Contract that is referred into Schedule K (Existing Indebtedness).

“FATCA” means:

(a)	Sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)

any agreement pursuant to the implementation of paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“FACTA Deduction” means a deduction or withholding from a payment under any Finance Documents required by FATCA.

“Fee Letter” means the letter from the Bank to the Borrower dated 28 November 2022.

“Final Availability Date” means the day falling 36 months after the date of this Contract.

“Finance Documents” means this Contract, any Guarantee Agreement the Warrant Agreement, the Fee Letter, the MAR Letter, the TEG Letter and any other document designated a “Finance Document” by the Borrower and the Bank.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with IFRS in force prior to 1 January 2019, be treated as a finance or capital lease.

“GAAP” means generally accepted accounting principles in France, including IFRS.

“GDPR” means General Data Protection Regulation (EU) 2016/679.

“Group” means the Group Companies, taken together as a whole.

“Group Company” means the Borrower and its Subsidiaries (in any case other than Calyxt, Inc).

“Guarantee Agreement” means any French law first demand autonomous guarantee (garantie autonome à première demande) in form and substance satisfactory to the Bank to be entered into by a Guarantor as guarantor and the Bank as beneficiary.

“Guarantor” means each Material Subsidiary which enters into a Guarantee Agreement in accordance with sub-paragraph (b) of Paragraph 16 (Guarantees) of Schedule H (General Undertakings).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Illegal Activities” means any of the following illegal activities or activities carried out for illegal purposes according to applicable laws in any of the following areas: (i) fraud, corruption, coercion, collusion or obstruction, (ii) money laundering, financing of terrorism or tax crimes each as defined in the AML Directives, and (iii) fraud and other illegal activity against the financial interests of the European Union as defined in the PIF Directive.

“Illegality Event” has the meaning given to it in Article 5.3.4 (Illegality Event).

“Indebtedness” means any:

(a)	obligations for borrowed money;

(b)	indebtedness under any acceptance credit;

(c)	indebtedness under any bond, debenture, note or similar instrument;

(d)	instrument under any bill of exchange;

(e)

indebtedness in respect of any interest rate or currency swap or forward currency sale or purchase or other form of interest or currency hedging transaction (including without limit caps, collars and floors);

(f)	indebtedness under any Finance Lease;

(g)	indebtedness (actual or contingent) under any guarantee, bond security, indemnity or other agreement;

(h)	indebtedness (actual or contingent) under any instrument entered into for the purpose of raising finance;

(i)	indebtedness in respect of a liability to reimburse a purchaser of any receivables sold or discounted in the event that any amount of those receivables is not paid;

(j)	indebtedness arising under a securitisation; or

(k)	other transaction which has the commercial effect of borrowing.

“Inside Information” has the meaning ascribed to it in MAR with reference to the Borrower or its financial instruments.

“Intellectual Property Rights” means intellectual property of every designation (including, without limitation, patents, utility patents, copyrights, design rights, trademarks, service marks and know how) whether capable of registration or not.

“Intercompany Loan” means a loan between 2 (two) Group Companies.

“InvestEU Fund” means the InvestEU Fund as established, inter alia, under the InvestEU Regulation.

“InvestEU Fund MSS Declaration” means the “InvestEU Minimum Social Safeguards (MSS) Declaration signed by the Borrower on 13 December 2022.

“InvestEU Regulation” means the regulation (EU) of the European Parliament and of the Council of 24 March 2021 establishing the InvestEU Programme and amending regulation (EU) 2015/1017 (OJ L 107, 26.3.2021, p. 30).

“Investment” has the meaning given to that term in Recital (A).

“Investment Cost Reduction Event” has the meaning given to it in Article 5.3.1 (Investment Cost Reduction Event)

“Key Shareholders” means the following key shareholders of the Borrower:

(a)	André Choulika, a French citizen born on 23 January 1965 at Mousseitbh Beyrouth (Lebanon), residing professionally at 6, impasse Dombasle, 75015 Paris (France); and

(b)	David Sourdive, a French citizen born on 26 December 1966 at Paris (XIe) (France), residing professionally at 19, rue Louise Michel, 92300 Levallois-Perret (France).

“Lead Organisation” means the European Union, the United Nations and international standard setting organisations including the International Monetary Fund, the Financial Stability Board, the Financial Action Task Force, the Organisation for Economic Cooperation and Development and the Global Forum on Transparency and Exchange of Information for Tax Purposes and any successor organisations.

“List of Authorised Signatories and Accounts” means a list, in form and substance satisfactory to the Bank, setting out: (i) the Authorised Signatories, accompanied by evidence of signing authority of the persons named on the list and specifying if they have individual or joint signing authority, (ii) the specimen signatures of such persons, (iii) the bank account(s) to which disbursements may be made under this Contract (specified by IBAN code if the country is included in the IBAN Registry published by SWIFT, or in the appropriate account format in line with the local banking practice), BIC/SWIFT code of the bank and the name of the bank account(s) beneficiary, together with evidence that such account(s) have been opened in the name of the beneficiary; and (iv) the bank account(s) from which payments under this Contract will be made by the Borrower (specified by IBAN code if the country is included in the IBAN Registry published by SWIFT, or in the appropriate account format in line with the local banking practice), BIC/SWIFT code of the bank and the name of the bank account(s) beneficiary, together with evidence that such account(s) have been opened in the name of the beneficiary.

“Loan” means the aggregate of the amounts disbursed from time to time by the Bank under this Contract.

“Loan Outstanding” means the aggregate of the amounts disbursed from time to time by the Bank under this Contract that remains outstanding.

“MAR” means Regulation (EU) no 596/2014 of the European Parliament and the Council of 16 April 2014 on market abuse (market abuse regulation).

“MAR Letter” means the letter sent by the Bank to the Borrower and acknowledged by the Borrower on or about the date hereof relating to the Borrower’s obligation in respect of MAR and in relation disclosures relating to “Inside Information”.

“Material Adverse Change” means, any event or change of condition, which, in the reasonable opinion of the Bank, has a material adverse effect on or would be reasonably likely to materially and adversely affect:

(a)	the ability of any Obligor to perform its obligations under the Finance Documents;

(b)	the business, operations, property, condition (financial or otherwise) of any Obligor or the Group as a whole; or

(c)	the legality, validity or enforceability of, or the effectiveness or ranking of, or the value of any Security granted to the Bank, or the rights or remedies of the Bank under the Finance Documents.

“Material Subsidiary” means any Subsidiary from time to time, whose gross revenues, total assets or EBITDA represents not less than 10% (ten per cent.) of (i) the consolidated gross revenues of the Group or, (ii) the Total Assets, or, (iii) as the case may be, the consolidated EBITDA of the Group, as calculated based on the then latest consolidated audited accounts of the Group and in any case other than Calyxt, Inc.

“Maturity Date” means, for each Tranche, the sole repayment date of that Tranche as specified in the relevant Disbursement Offer, being 6 (six) years from the Disbursement Date of the relevant Tranche; save that, in case any such date is not a Relevant Business Day, it means the preceding Relevant Business Day, with adjustment to the interest due under Article 4.1 (Payment in Kind (PIK) Interest) that accrued over the last interest period.

“Milestones” means any payment or other consideration that the Borrower receives in connection with a Partnership, including development, regulatory, or commercial milestones.

“Non-EIB Financing” includes any loan (save for the Loan and any other direct loans from the Bank to the Borrower ((or any other Group Company) or any Guarantor), credit bond or other form of Indebtedness or any obligation for the payment or repayment of money originally granted to the Borrower ((or any other Group Company) or any Guarantor).

“Obligor” means the Borrower and any Guarantor.

“Partnership” means any agreement entered into by the Borrower to or with any third party with respect to or permitting any use of the Borrower’s or its affiliates’ technology.

“Payment Account” means the bank account from which payments under this Contract will be made by the Borrower, as set out in the most recent List of Authorised Signatories and Accounts.

“Permitted Guarantees” means each and every guarantee permitted in accordance with Paragraph 16 (Guarantees) of Schedule H (General Undertakings).

“Permitted Hedging” has the meaning given to such term in Paragraph 17 (Hedging) of Schedule H (General Undertakings).

“Permitted Indebtedness” means Indebtedness of the Borrower and/or any Group Company which is permitted in accordance with Paragraph 15 (Indebtedness) of Schedule H (General Undertakings).

“Permitted Security” means Security of the Borrower and/or any Group Company which is permitted in accordance with sub-paragraph (c) of Paragraph 23 (Negative pledge) of Schedule H (General Undertakings).

[***]

“PIF Directive” means Directive (EU) 2017/1371 of the European Parliament and of the Council of 5 July 2017 on the fight against fraud to the European Union’s financial interests by means of criminal law as amended, supplemented or restated.

“PIK Interest Rate” means, for Tranche A, 8% (eight hundred basis points) per annum, for Tranche B, 7% (seven hundred basis points) per annum and for Tranche C, 6% (six hundred basis points) per annum.

“Prepayment Amount” means the amount of a Tranche to be prepaid by the Borrower in accordance with Articles 5.2 (Voluntary prepayment) or 5.3 (Compulsory prepayment).

“Prepayment Date” means the date as requested by the Borrower and agreed by the Bank or indicated by the Bank, as applicable, on which the Borrower shall effect prepayment of a Prepayment Amount.

“Prepayment Event” means any of the events described in Article 5.3 (Compulsory Prepayment).

“Prepayment Fee” means, in relation to a Prepayment Amount (other than pursuant to Articles 5.3.3 (Change Events), 5.3.4 (Illegality Event) and 9.1 (Right to demand repayment)) in respect of a Tranche, a fee as follows:

(a)	[***] of the Prepayment Amount if the Prepayment Date is after the relevant Disbursement Date but before or on the 1st (first) anniversary of such Disbursement Date;

(b)	[***] of the Prepayment Amount if the Prepayment Date is after the 1st (first) anniversary of such Disbursement Date but before or on the 2nd (second) anniversary of such Disbursement Date;

(c)	[***] of the Prepayment Amount if the Prepayment Date is after the 2nd (second) anniversary of such Disbursement Date but before or on the 3rd (third) anniversary of such Disbursement Date;

(d)	no fee if the Prepayment Date is after the 3rd (third) anniversary of such Disbursement Date but before the Maturity Date,

with such fee being payable on the applicable Prepayment Date.

“Prepayment Notice” means a written notice from the Bank to the Borrower in accordance with Article 5.2.3 (Prepayment mechanics).

“Prepayment Request” means a written request from the Borrower to the Bank to prepay all or part of the Loan Outstanding, in accordance with Article 5.2.1 (Prepayment option).

“Quarter Date” means each 31 March, 30 June, 30 September and 31 December from the the date of this Contract until the Maturity Date.

“Register” means the share transfer register and shareholders’ individual accounts (registre de mouvement de titres et comptes individuels d’actionnaires) of the Borrower and held by Société Générale Securities Services.

“Relevant Business Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007 (TARGET2) is open for the settlement of payments in EUR.

“Relevant Party” has the meaning given to it in Schedule I (Information and Visits).

“Relevant Period” means each period of 12 (twelve) months ending on or about the last day of the financial year.

“Relevant Person” means, with respect to any Obligor, any member of its management bodies; or any of its employees or any other person acting on its behalf or under its control.

“Repeating Representations” means each of the representations set out in Schedule G (Representations and Warranties) other than those Paragraphs thereof which are identified with the words “(Non-repeating)” at the end of the Paragraphs.

“Sanctioned Person” means any individual or entity (for the avoidance of doubt, the term entity includes, but is not limited to, any government, group or terrorist organisation) who is a designated target of, or who is otherwise a subject of, Sanctions (including, without limitation, as a result of being owned or otherwise controlled, directly or indirectly, by any individual or entity, who is a designated target of, or who is otherwise a subject of, Sanctions).

“Sanctions” means the economic or financial sanctions laws, regulations, trade embargoes or other restrictive measures (including, in particular, but not limited to, measures in relation to the financing of terrorism) enacted, administered, implemented and/or enforced from time to time by any of the following:

(a)	the United Nations, and any agency or person which is duly appointed, empowered or authorised by the United Nations to enact, administer, implement and/or enforce such measures;

(b)	the European Union, and any agency or person which is duly appointed, empowered or authorised by the European Union to enact, administer, implement and/or enforce such measures; and

(c)

the United States Government, and any department, division, agency, or office thereof, including the Office of Foreign Asset Control (OFAC) of the United States Department of the Treasury, the United States Department of State and/or the United States Department of Commerce.

“Security” means any mortgage, pledge, lien, charge, assignment, hypothecation, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Senior Management Change” means that any Senior Management Personnel has ceased to be actively involved in the management of the Borrower in the capacity mentioned in the definition of Senior Management Personnel without the Bank having given its prior written consent to such a change.

“Senior Management Personnel” means each of:

(a)	André Choulika, a French citizen born on 23 January 1965 at Mousseitbh Beyrouth (Lebanon), residing professionally at 6, impasse Dombasle, 75015 Paris (France), as Chief Executive Officer; and

(b)

David Sourdive, a French citizen born on 26 December 1966 at Paris (XIe) (France), residing professionally at 19, rue Louise Michel, 92300 Levallois-Perret (France), as EVP CMC and Manufacturing (Executive Vice President Chemistry, Manufacturing and Controls and Manufacturing).

“Subsidiary” means an entity of which the Borrower has direct or indirect control or owns directly or indirectly more than 50% (fifty per cent) of the voting capital or similar right of ownership and ‘control’ for this purpose means the power to direct the management and the policies of the entity, whether through the ownership of voting capital, by contract or otherwise (in any case other than Calyxt, Inc).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Technical Description” has the meaning given to it in Recital (A).

“TEG Letter” means the letter from the Bank provided from time to time to the Borrower pursuant to Article 4.4 (Effective Global Rate (Taux Effectif Global)).

“Total Assets” means the total consolidated assets of the Group, as shown in the Borrower’s latest consolidated financial statements, as at the end of any Relevant Period.

“Tranche” means each disbursement made or to be made under this Contract consisting of Tranche A, Tranche B and Tranche C. In the event that no Disbursement Acceptance has been received, Tranche shall mean a Tranche as offered under Article 2.2.2 (Disbursement Offer).

“Tranche A” means the first Tranche in the amount set out in paragraph (a) of Article 2.2.1 (Tranches), in relation to which the Tranche A Warrants are granted to the Bank in accordance with the Warrant Agreement and a PIK Interest Rate shall be paid in accordance with Article 4.1 (Payment in Kind (PIK) Interest).

“Tranche B” means the second Tranche in the amount set out in paragraph (b) of Article 2.2.1 (Tranches), in relation to which the Tranche B Warrants are granted to the Bank in accordance with the Warrant Agreement and a PIK Interest Rate shall be paid in accordance with Article 4.1 (Payment in Kind (PIK) Interest).

“Tranche C” means the third Tranche in the amount set out in paragraph (c) of Article 2.2.1 (Tranches), in relation to which the Tranche C Warrants are granted to the Bank in accordance with the Warrant Agreement and a PIK Interest Rate shall be paid in accordance with Article 4.1 (Payment in Kind (PIK) Interest).

“Tranche A Warrants” means the warrants (bons de souscription d’actions) to be issued by the Borrower and subscribed by the Bank in the context of the disbursement of Tranche A and entitling the Bank to subscribe shares of the Borrower, as further defined in the Warrant Agreement.

“Tranche B Warrants” means the warrants (bons de souscription d’actions) to be issued by the Borrower and subscribed by the Bank in the context of the disbursement of Tranche B and entitling the Bank to subscribe shares of the Borrower, as further defined in the Warrant Agreement.

“Tranche C Warrants” means the warrants (bons de souscription d’actions) to be issued by the Borrower and subscribed by the Bank in the context of the disbursement of Tranche C and entitling the Bank to subscribe shares of the Borrower, as further defined in the Warrant Agreement.

“Voluntary Non EIB Prepayment” means a voluntary prepayment by any Group Company, including any Guarantor (for the avoidance of doubt, prepayment shall include a repurchase, redemption or cancellation where applicable), of a part or the whole of any Non-EIB Financing.

“Warrants” means, upon their issuance, the Tranche A Warrants, the Tranche B Warrants and the Tranche C Warrants.

“Warrant Agreement” means the agreement relating to the issuance by the Borrower of Warrants to be entered into between the Bank and the Borrower in a form and substance satisfactory to the Bank; being specified that certains terms of the Warrants (non exhaustive) are attached in Schedule L (Certains terms of the Warrants (non exhaustive)).

ARTICLE 2

Credit and Disbursements

2.1	Amount of Credit

By this Contract, the Bank establishes in favour of the Borrower, and the Borrower accepts, a credit in an aggregate amount of up to EUR 40,000,000 (forty million euro) for the financing of the Investment (the “Credit”).

2.2	Disbursement procedure

2.2.1	Tranches

The Bank shall disburse the Credit in Euros in 3 (three) Tranches, as set out below:

(a)	Tranche A, in an amount of EUR 20,000,000 (twenty million euro);

(b)	Tranche B, in an amount of EUR 15,000,000 (fifteen million euro); and

(c)	Tranche C, in an amount of EUR 5,000,000 (five million euro).

Each Tranche may only be disbursed in full.

2.2.2	Disbursement Offer

Upon request by the Borrower and subject to Article 2.5 (Conditions of Disbursement), provided that no event mentioned in sub-paragraph (b) of Article 2.6 (Cancellation) has occurred and is continuing, the Bank shall send to the Borrower a Disbursement Offer for the disbursement of a Tranche. The latest time for receipt by the Borrower of a Disbursement Offer is 6 (six) Business Days before the Final Availability Date. The Disbursement Offer shall specify:

(a)	the concerned Tranche;

(b)	the amount of the Tranche;

(c)	the Disbursement Date, which shall be a Relevant Business Day, falling at least 6 (six) Business Days after the date of the Disbursement Acceptance and on or before the Final Availability Date;

(d)	the PIK Interest Rate applicable to such Tranche;

(e)	the interest periods;

(f)	the terms for repayment of principal in accordance with Article 5.1;

(g)	the Maturity Date;

(h)	the Disbursement Acceptance Deadline; and

(i)	the relevant number of Warrants to be issued in relation to the Tranche.

2.2.3	Disbursement Acceptance

(a)

The Borrower may accept a Disbursement Offer by delivering a Disbursement Acceptance to the Bank no later than the Disbursement Acceptance Deadline, which shall in any case be at least 6 (six) Business Days before the Disbursement Date. The Disbursement Acceptance shall be signed by an Authorised Signatory with individual representation rights or 2 (two) or more Authorised Signatories with joint representation right and shall specify the Disbursement Account to which disbursement of the relevant Tranche should be made in accordance with Article 2.3 (Disbursement Account).

(b)

If a Disbursement Offer is duly accepted by the Borrower in accordance with its terms on or before the Disbursement Acceptance Deadline, and provided the conditions in Article 2.5.3 (All Tranches – Other Conditions) are met, the Bank shall make the Accepted Tranche available to the Borrower in accordance with the relevant Disbursement Offer and subject to the terms and conditions of this Contract.

(c)

The Borrower shall be deemed to have refused any Disbursement Offer which has not been duly accepted in accordance with its terms on or before the Disbursement Acceptance Deadline, in which case the Tranche shall not be made available to the Borrower by the Bank, and the Credit shall not be affected.

(d)

The Bank may rely on the information set out in the most recent List of Authorised Signatories and Accounts provided to the Bank by the Borrower. If a Disbursement Acceptance is signed by a person defined as Authorised Signatory under the most recent List of Authorised Signatories and Accounts provided to the Bank by the Borrower, the Bank may assume that such person has the power to sign and deliver in the name and on behalf of the Borrower such Disbursement Acceptance.

2.3	Disbursement Account

(a)	Disbursement shall be made to the Disbursement Account specified in the relevant Disbursement Acceptance, provided that such Disbursement Account is acceptable to the Bank.

(b)	Only one Disbursement Account may be specified for each Tranche.

2.4	Currency of disbursement

The Bank shall disburse each Tranche in EUR.

2.5	Conditions of Disbursement

The conditions precedent provided for in Article 2.5 (Conditions of Disbursement) are stipulated for the sole benefit of the Bank.

2.5.1	Initial Documentary Conditions Precedent

No Disbursement Offer will be provided by the Bank under this Contract unless the Bank has confirmed that it has received in form and substance satisfactory to it and no later than the date falling 10 (ten) Business Days before the Disbursement Date all of the documents and other evidence listed in Part (A) (Initial Documentary Conditions Precedent) of Schedule F (Conditions Precedent).

2.5.2	All Tranches – Documentary Conditions Precedent

No Disbursement Offer, including the first Disbursement Offer, will be provided by the Bank under this Contract unless the Bank has confirmed that it has received no later than the date falling 10 (ten) Business Days before the Disbursement Date, in form and substance satisfactory to it:

(a)

a liquidity forecast for the next 12 (twelve) months of the Borrower which confirms that the Borrower has sufficient liquidity to pay its financial debts as they fall due for at least 12 (twelve) months from the Disbursement Date, which may take into account the disbursement of the proposed Tranche; and

(b)	all of the documents and other evidence applicable for such Tranche as listed in Part (B) (All Tranches – Conditions Precedent) of Schedule F (Conditions Precedent).

2.5.3	All Tranches – Other Conditions

The Bank will only be obliged to make any Accepted Tranche available to the Borrower if on the Disbursement Date for the proposed Tranche:

(a)	the Repeating Representations are correct in all respects; and

(b)	no event or circumstance has occurred and is continuing which constitutes or would with the expiry of a grace period and/or the giving of notice under this Contract constitute:

(i)	an Event of Default; or

(ii)	a Prepayment Event other than pursuant to Article 5.3.1 (Investment Cost Reduction Event),

or would, in each case, result from the disbursement of the proposed Tranche.

2.5.4	Tranche A – Additional Conditions Precedent

Without prejudice to the generality of Articles 2.5.1 (Initial Documentary Conditions Precedent) to 2.5.3 (All Tranches – Other Conditions), no Disbursement Offer will be provided by the Bank under this Contract in respect of Tranche A unless the Bank has confirmed that it has received no later than the date falling 10 (ten) Business Days before the Disbursement Date in form and substance satisfactory to it, all of the documents and evidences listed in Part (C) (Tranche A—Additional Conditions Precedent) of Schedule F (Conditions Precedent).

2.5.5	Tranche B – Additional Conditions Precedent

Without prejudice to the generality of Articles 2.5.1 (Initial Documentary Conditions Precedent) to 2.5.3 (All Tranches – Other Conditions), no Disbursement Offer will be provided by the Bank under this Contract in respect of Tranche B unless Tranche A has been disbursed in full and the Bank has confirmed that it has received no later than the date falling 10 (ten) Business Days before the Disbursement Date in form and substance satisfactory to it, all of the documents and evidences listed in Part (D) (Tranche B – Additional Conditions Precedent) of Schedule F (Conditions Precedent).

2.5.6	Tranche C – Additional Conditions Precedent

Without prejudice to the generality of Articles 2.5.1 (Initial Documentary Conditions Precedent) to 2.5.3 (All Tranches – Other Conditions), no Disbursement Offer will be provided by the Bank under this Contract in respect of Tranche C unless Tranche A and Tranche B have been disbursed in full and the Bank has confirmed that it has received no later than the date falling 10 (ten) Business Days before the Disbursement Date in form and substance satisfactory to it, all of the documents and evidences listed in Part (E) (Tranche C – Additional Conditions Precedent) of Schedule F (Conditions Precedent).

2.6	Cancellation

(a)	The Borrower may send a written notice to the Bank requesting a cancellation of the undisbursed Credit or a portion thereof. In its written notice the Borrower:

(i)	must specify whether the Credit shall be cancelled in whole or in part and, if in part, the amount of the Credit to be cancelled; and

(ii)	must not request any cancellation of an Accepted Tranche which has a Disbursement Date falling within 5 (five) Business Days of the date of such written notice.

Upon receipt of such written notice, the Bank shall cancel the requested portion of the Credit with immediate effect.

(b)	At any time upon the occurrence of the following events, the Bank may notify the Borrower in writing that the undisbursed portion of the Credit shall be cancelled in whole or in part:

(i)

a Prepayment Event, which for the avoidance of doubt and only in case of an event pursuant to Article 5.3.1 (Investment Cost Reduction Event), by an amount equal to the amount by which it is entitled to cancel the Credit;

(ii)	an Event of Default; or

(iii)

an event or circumstance which would with the passage of time or giving of notice under this Contract constitute a Prepayment Event other than pursuant to Article 5.3.1 (Investment Cost Reduction Event) or an Event of Default.

On the date of such written notification from the Bank the relevant undisbursed portion of the Credit shall be cancelled with immediate effect.

2.7	Fee for cancellation of an Accepted Tranche

(a)	If pursuant to sub-paragraph (a) of Article 2.6 (Cancellation) the Borrower cancels an Accepted Tranche, the Borrower shall pay to the Bank the Cancellation Fee.

(b)	If pursuant to sub-paragraph (b) of Article 2.6 (Cancellation) the Bank cancels all or part of an Accepted Tranche, the Borrower shall pay to the Bank the Cancellation Fee.

(c)

If an Accepted Tranche is not disbursed on the Disbursement Date because the conditions precedent set out in Article 2.5.3 (All Tranches – Other Conditions) are not satisfied on such date, such Tranche shall be cancelled and the Borrower shall pay to the Bank the relevant Cancellation Fee.

2.8	Cancellation after expiry of the Credit

On the day following the Final Availability Date, unless otherwise specifically notified in writing by the Bank to the Borrower, any part of the Credit in respect of which no Disbursement Acceptance has been received in accordance with Article 2.2.3 (Disbursement Acceptance) shall be automatically cancelled, without any further notice from the Bank to the Borrower.

2.9	Drop Dead Fee

(a)	If:

(i)

no disbursement is made within [***] months from the date of this Contract or in case the Credit is cancelled in full under Article 2.6 (Cancellation) prior to the expiry of this term, the Borrower shall pay to the Bank a one-off contractual fee equal to [***] of the Tranche A; and

(ii)

(x) in case Tranche B is not fully drawn on the Final Availability Date even though the conditions set out under paragraph (j) of Part D of Schedule F (Tranche B – Conditions Precedent) have been fulfilled, or (y) in case Tranche B is cancelled in full under Article 2.6 (Cancellation) prior to the expiry of the Final Availability Date, the Borrower shall pay to the Bank a one-off contractual fee equal to [***] of the then available undrawn and uncancelled balance of the Tranche B on that date,

(each individually the “Drop Dead Fee” and together the “Drop Dead Fees”),

provided that no Drop Dead Fee shall be due in case no disbursement is made due to the failure by the Borrower to obtain the authorization (to the extent necessary) of its shareholders to issue the relevant Warrants.

(b)	The Drop Dead Fees shall be payable by the Borrower to the Bank within 15 (fifteen) days of the Borrower’s receipt of the Bank’s demand or within any longer period specified in the Bank’s demand.

(c)	For the avoidance of doubt, any Drop Dead Fee payable under this Article 2.9 (Drop Dead Fee) is independent of any other fees stipulated in this Contract.

2.10	Sums due under Article 2

Sums due under Article 2.6 (Cancellation) shall be payable in EUR. Sums due under Article 2.6 (Cancellation) shall be payable within 15 (fifteen) days of the Borrower’s receipt of the Bank’s demand or within any longer period specified in the Bank’s demand.

ARTICLE 3

The Loan

3.1	Amount of Loan

The Loan shall comprise the aggregate amount of Tranches disbursed by the Bank under the Credit.

3.2	Currency of repayment, interest and other charges

(a)	The Borrower shall pay interest, principal and other charges payable in respect of each Tranche in EUR.

(b)	Any other payment shall be made in the currency specified by the Bank having regard to the currency of the expenditure to be reimbursed by means of that payment.

ARTICLE 4

Interest

4.1	Payment in Kind (PIK) Interest

If a PIK Interest Rate is specified in the Disbursement Offer in relation to a Tranche, interest shall accrue on the outstanding balance of such Tranche at the PIK Interest Rate, and calculated on the basis of Article 6.1 (Day count convention). Such interest shall be capitalised annually starting on the 1st (first) anniversary of the Disbursement Date of the relevant Tranche and added to the outstanding principal amount of the Loan. Any such accrued interest shall, after being so capitalised, be treated as part of the principal amount of that Loan, shall bear all interest in accordance with this Article 4 (Interest) and shall be payable on the Maturity Date of such Tranche or, where a Tranche is prepaid, on the Prepayment Date.

Interest to be paid at the PIK Interest Rate will be compounded only if, within the meaning of article 1343-2 of the French Code civil, such interest is due for a period of at least one year.

4.2	Warrants

In addition to the interest payable pursuant to Article 4.1 (Payment in Kind (PIK) Interest) above, the Bank shall receive Warrants as further detailed in the Warrant Agreement and be entitled to receive any amounts due in connection with the Warrants under the Warrant Agreement.

4.3	Interest on overdue sums

Without prejudice to Article 9 (Events of default) and by way of exception to Article 4.1 (Payment in Kind (PIK) Interest), if the Borrower fails to pay any amount payable by it under the Contract on its due date, interest shall accrue on any such overdue amount from the due date to the date of actual payment at an annual rate equal to:

(a)	for overdue sums related to a Tranche, the higher of (a) the applicable PIK Interest Rate plus 2% (two hundred basis points) or (b) EURIBOR (one month) plus 2% (two hundred basis points);

(b)	for overdue sums other than under sub-paragraph (a) of Article 4.3 (Interest on overdue sums) above, EURIBOR (one month) plus 2% (two hundred basis points),

and shall be payable in accordance with the demand of the Bank. For the purpose of determining EURIBOR in relation to this Article 4.3 (Interest on overdue sums), the relevant periods within the meaning of Schedule B (Definition of EURIBOR) shall be successive periods of one month commencing on the due date.

Notwithstanding Article 3.2 (b) above, if the overdue sum is in a currency other than the currency of the Loan, the relevant interbank rate, or as determined by the Bank, the relevant risk-free rate that is generally retained by the Bank for transactions in that currency, shall apply plus 2% (200 basis points), calculated in accordance with the market practice for such rate.

Without prejudice to the fact that they may be due and payable at any time, default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the request of the Bank, provided that, within the meaning of article 1343-2 of the French Code civil, such interest is due for a period of at least one year.

4.4	Effective Global Rate (Taux Effectif Global)

For the purpose of articles L.314-1 to L.314-5 and article R.314-1 et seq. of the French Code de la consommation and article L.313-4 of the French Code monétaire et financier, the Parties acknowledge that (i) the effective global rate calculated on the date of this contract, based on assumptions as to the period rate (taux de période) and the period term (durée de période) and on the assumption that the interest rate and all fees, costs or expenses payable under this Contract will be maintained at their original level throughout the term of the Finance Documents, is set out in a TEG Letter from the Bank to the Borrower in the form set out in Schedule J (Form of TEG Letter) and (ii) the TEG Letter forms part of this Contract. The Borrower acknowledges receipt of the TEG Letter.

ARTICLE 5

Repayment

5.1	Normal repayment

Single instalment

The Borrower shall repay each Tranche, together with all other amounts outstanding under this Contract in relation to that Tranche, in a single instalment on the Maturity Date of that Tranche.

5.2	Voluntary prepayment

5.2.1	Prepayment option

(a)

Subject to Articles 5.2.2 (Prepayment Fee) and 5.4 (General), the Borrower may prepay all or part of any Tranche, together with accrued interest (including any interest under Article 4.1 (Payment in Kind (PIK) Interest)), any Prepayment Fee and indemnities if any, and any amount due under any Finance Document in connection to such Tranche, upon giving a Prepayment Request with at least 30 (thirty) calendar days prior notice specifying:

(i)	the Prepayment Amount;

(ii)	the Prepayment Date; and

(iii)	the Contract Number.

(b)	The Prepayment Request shall be irrevocable.

5.2.2	Prepayment Fee

If the Borrower prepays a Tranche, the Borrower shall pay the relevant Prepayment Fee on the Prepayment Date.

5.2.3	Prepayment mechanics

Upon presentation by the Borrower to the Bank of a Prepayment Request, the Bank shall issue a Prepayment Notice to the Borrower, not later than 30 (thirty) days prior to the Prepayment Date. The Prepayment Notice shall specify the Prepayment Amount, the accrued interest due thereon, and the Prepayment Fee. If the Prepayment Notice specifies Prepayment Fee, it shall also specify the deadline by which the Borrower may accept the Prepayment Notice, and the Borrower must accept the Prepayment Notice no later than such deadline as a condition to prepayment.

The Borrower shall make a prepayment in accordance with the Prepayment Notice and shall accompany the prepayment by the payment of accrued interest (including any interest under Article 4.1 (Payment in Kind (PIK) Interest)) and Prepayment Fee or indemnity, if any, due on the Prepayment Amount, as specified in the Prepayment Notice, and shall identify the Contract Number in the prepayment transfer.

5.3	Compulsory prepayment and cancellation

5.3.1	Investment Cost Reduction Event

(a)

The Borrower shall promptly inform the Bank if an Investment Cost Reduction Event has occurred or is likely to occur. At any time after the occurrence of an Investment Cost Reduction Event the Bank may, by notice to the Borrower, cancel the undisbursed portion of the Credit and/or demand prepayment of the Loan Outstanding up to the amount by which the Credit exceeds the limits referred to in paragraph (b) below together with accrued interest and all other amounts accrued and outstanding under this Contract in relation to the proportion of the Loan Outstanding to be prepaid.

(b)

For the purpose of this Article, “Investment Cost Reduction Event” means that the total cost of the Investment at completion by the final date specified in the Technical Description falls below the figure stated in Recital (A) so that the amount of the Credit exceeds:

(i)	50% (fifty per cent);

(ii)	when aggregated with the amount of any other funds from the European Union made available for the Investment, 70% (seventy per cent.); or

(iii)	when aggregated with the principal amount of any loan provided by another implementing partner under the InvestEU Fund to finance the Investment, 50% (fifty per cent),

of such total cost of the Investment.

5.3.2	Non-EIB Financing

If:

(a)	a Voluntary Non-EIB Prepayment has occurred; or

(b)

(A) a Voluntary Non-EIB Prepayment is likely to occur and (B) the Bank has requested a consultation in respect of such Voluntary Non-EIB Prepayment and at least 30 (thirty) days have passed since the date of such request;

the Bank may, by notice to the Borrower, cancel the undisbursed portion of the Credit and demand prepayment of the Loan Outstanding (together with accrued interest). The proportion of the Loan Outstanding that the Bank may require to be prepaid shall be the same as the proportion that the prepaid amount of the Non-EIB Financing bears to the aggregate outstanding amount of all Non-EIB Financing.

5.3.3	Change Events

The Borrower shall promptly inform the Bank if:

(a)	a Change-of-Control Event has occurred or is likely to occur; or

(b)

there is or is likely to be an enactment, promulgation, execution or ratification of or any change in or amendment to any law, rule or regulation (or in the application or official interpretation of any law, rule or regulation) that occurs or will occur, as applicable, after the date of this Contract and which, in the opinion of the Borrower, would impair an Obligor’s ability to perform its obligations under any of the Finance Documents.

In such case, or if the Bank has reasonable cause to believe that a Change-of-Control Event or a Change-of-Law Event has occurred or is likely to occur, the Borrower shall, on request of the Bank, consult with the Bank as to the impact of such event. If 30 (thirty) days have passed since the date of such request and the Bank is of the reasonable opinion that the effects of such event cannot be mitigated to its satisfaction, or in any event if a Change-of-Control Event or a Change-of-Law Event has actually occurred, the Bank may by notice to the Borrower, cancel the undisbursed portion of the Credit and/or demand prepayment of the Loan Outstanding, together with accrued interest and all other amounts accrued or outstanding under this Contract or any other Finance Document.

5.3.4	Illegality Event

(a)	Upon becoming aware of an Illegality Event:

(i)	the Bank shall promptly notify the Borrower, and

(ii)

the Bank may immediately (A) suspend or cancel the undisbursed portion of the Credit, and/or (B) demand prepayment of the Loan Outstanding, together with accrued interest and all other amounts accrued and outstanding under this Contract on the date indicated by the Bank in its notice to the Borrower.

(b)	For the purposes of this Article, “Illegality Event” means that it becomes unlawful in any applicable jurisdiction, or if it becomes contrary to any Sanctions, for the Bank to:

(i)	perform any of its obligations as contemplated in this Contract; or

(ii)	fund or maintain the Loan.

5.3.5	Disposals

If the Borrower disposes of assets forming part of the Investment or shares in subsidiaries holding assets forming part of the Investment, without the approval of the Bank, the Borrower shall apply all proceeds of such disposal to prepay the Loan Outstanding (in part or in whole), together with accrued interest, promptly following receipt of such proceeds in accordance with sub-paragraph (b) of Paragraph 7 (Disposal of assets) of Schedule H (General Undertakings).

5.3.6	Prepayment Fee

In the case of a Prepayment Event (other than pursuant to Article 5.3.3 (Change Events) and Article 5.3.4 (Illegality Event)) in relation to a Tranche, the Borrower shall pay the relevant Prepayment Fee.

5.3.7	Prepayment mechanics

Any sum demanded by the Bank pursuant to Articles 5.3.1 (Investment Cost Reduction Event) to 5.3.4. (Illegality Event) shall be paid on the date indicated by the Bank in its notice of demand, such date being a date falling not less than 30 (thirty) days from the date of the demand (or, if earlier, the last day of any applicable grace period permitted by law in respect of the event in Article 5.3.4. (Illegality Event)).

5.4	General

(a)	A repaid or prepaid amount may not be reborrowed.

(b)

If the Borrower prepays a Tranche, under Article 5.2 (Voluntary prepayment), or if the Bank exceptionally accepts, solely upon the Bank’s discretion, a Prepayment Request with prior notice of less than 30 (thirty) calendar days, the Borrower shall pay to the Bank an administrative fee in such an amount as the Bank shall notify to the Borrower.

ARTICLE 6

Payments

6.1	Day count convention

Any amount due under this Contract and calculated in respect of a fraction of a year shall be determined based on a year of 360 (three hundred and sixty) days and a month of 30 (thirty) days.

6.2	Time and place of payment

(a)

If neither this Contract nor the Bank’s demand specifies a due date, all sums other than sums of interest, indemnity and principal are payable within 15 (fifteen) days of the Borrower’s receipt of the Bank’s demand.

(b)	Each sum payable by the Borrower under this Contract shall be paid to the following account:

[***]	[***]

or such other account notified by the Bank to the Borrower.

(c)	The Borrower shall provide the Contract Number as a reference for each payment made under this Contract.

(d)	Any disbursements by and payments to the Bank under this Contract shall be made using the Disbursement Account (for disbursements by the Bank) and the Payment Account (for payments to the Bank).

6.3	No set-off by the Borrower

All payments to be made by the Borrower under this Contract shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

6.4	Disruption to Payment Systems

If either the Bank determines (in its discretion) that a Disruption Event has occurred or the Bank is notified by the Borrower that a Disruption Event has occurred:

(a)

the Bank may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Contract as the Bank may deem necessary in the circumstances;

(b)

the Bank shall not be obliged to consult with the Borrower in relation to any changes mentioned in sub-paragraph (a) of Article 6.4 (Disruption to Payment Systems) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; and

(c)

the Bank shall not be liable for any damages, costs or losses whatsoever arising as a result of a Disruption Event or for taking or not taking any action pursuant to or in connection with this Article 6.4 (Disruption to Payment Systems).

6.5	Application of sums received

6.5.1	General

Sums received from the Borrower shall only discharge its payment obligations if and when received in accordance with the terms of this Contract.

6.5.2	Partial payments

If the Bank receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under this Contract, the Bank shall apply that payment in or towards payment of:

(a)	firstly, any unpaid fees, costs, indemnities and expenses due under this Contract;

(b)	secondly, any accrued interest due but unpaid under this Contract;

(c)	thirdly, any principal due but unpaid under this Contract; and

(d)	fourthly, any other sum due but unpaid under this Contract.

6.5.3	Allocation of sums related to Tranches

(a)	The Bank may apply any sums received following a demand under Article 9.1 (Right to demand repayment). between Tranches at its discretion.

(b)

In case of receipt of sums which cannot be identified as applicable to a specific Tranche, and on which there is no agreement between the Bank and the Borrower on their application, the Bank may apply these between Tranches at its discretion.

ARTICLE 7

Borrower undertakings and representations

(a)

The Borrower makes the representations and warranties set out in Schedule G (Representations and Warranties) to the Bank on the date of this Contract in respect of itself and, where applicable, the other Group Companies (including the other Obligors).

(b)

The Repeating Representations are deemed to be made by the Borrower (in respect of itself and, where applicable, the other Group Companies (including the other Obligors) on the date of each Disbursement Acceptance, each Disbursement Date, each Quarter Date and each date on which a Guarantor accedes or enters into a Guarantee Agreement and on each Prepayment Date (if any) by reference to the facts and circumstances then existing.

(c)

The undertakings in Schedule H (General Undertakings) and Schedule I (Information and Visits) remain in force from the date of this Contract for so long as any amount is outstanding under this Contract or the Credit is available.

ARTICLE 8

Charges and expenses

8.1	Taxes, duties and fees

The Borrower shall pay all Taxes, duties, fees and other impositions of whatsoever nature, including stamp duty and registration fees, arising out of the execution or implementation of each Finance Document or any related document and in the creation, perfection, registration or enforcement of any security for the Loan to the extent applicable.

The Borrower shall pay all principal, interest, indemnities and other amounts due under this Contract gross without any withholding or deduction of any national or local impositions whatsoever, provided that if the Borrower is required by law or an agreement with a governmental authority or otherwise to make any such withholding or deduction, it will gross up the payment to the Bank so that after withholding or deduction, the net amount received by the Bank is equivalent to the sum due.

8.2	Other charges

The Borrower shall bear all charges and expenses, including professional, banking or exchange charges incurred in connection with the preparation, execution, implementation, enforcement and termination of the Finance Documents (including, but not limited to, any Guarantee Agreement entered into pursuant to Paragraph 16 (Guarantees) of Schedule H (General Undertakings)) or any related document, any amendment, supplement or waiver in respect of the Finance Documents or any related document, and in the amendment, creation, management, enforcement and realisation of any security for the Loan.

8.3	Increased costs, indemnity and set-off

(a)

The Borrower shall pay to the Bank any costs or expenses incurred or suffered by the Bank as a consequence of the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or compliance with any law or regulation which occurs after the date of this Contract, in accordance with or as a result of which (i) the Bank is obliged to incur additional costs in order to fund or perform its obligations under this Contract, or (ii) any amount owed to the Bank under this Contract or the financial income resulting from the granting of the Credit or the Loan by the Bank to the Borrower is reduced or eliminated.

(b)

Without prejudice to any other rights of the Bank under this Contract or under any applicable law, the Borrower shall indemnify and hold the Bank harmless from and against any loss incurred as a result of any full or partial discharge that takes place in a manner other than as expressly set out in this Contract.

(c)

The Bank may set off any matured obligation due from the Borrower under each Finance Document (to the extent beneficially owned by the Bank) against any obligation (whether or not matured) owed by the Bank to the Borrower regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Bank may set off in an amount estimated by it in good faith to be the amount of that obligation.

ARTICLE 9

Events of default

9.1	Right to demand repayment

The Bank may demand (in writing) without prior notice (mise en demeure préalable) or any judicial or extra judicial step, but subject to the mandatory provisions of articles L. 611-16 and L. 620-1 to L. 670-8 of the French Code de commerce, immediate repayment by the Borrower of all or part of the Loan Outstanding (as requested by the Bank), together with accrued interest and all other accrued or outstanding amounts under this Contract and/or cancel the Credit whereupon it shall immediately be cancelled, if:

(a)

any amount payable pursuant to any Finance Document is not paid on the due date at the place and in the currency in which it is expressed to be payable, unless (i) its failure to pay is caused by an administrative or technical error or a Disruption Event and (ii) payment is made within 3 (three) Business Days of its due date;

(b)

any information or document given to the Bank by or on behalf of any Obligor or any representation, warranty or statement made or deemed to be made by the Borrower in, pursuant to or for the purpose of entering into any Finance Document or in connection with the negotiation or performance of any Finance Document is or proves to have been incorrect, incomplete or misleading in any material respect;

(c)	following any default of any Obligor in relation to any loan, or any obligation arising out of any financial transaction, other than the Loan

(i)

such Obligor is required or is capable of being required or will, following expiry of any applicable contractual grace period, be required or be capable of being required to prepay, discharge, close out or terminate ahead of maturity such other loan or obligation; or

(ii)	any financial commitment for such other loan or obligation is cancelled or suspended;

(d)

any Obligor is unable to pay its debts as they fall due, or suspends its debts, or makes or seeks to make a composition with its creditors including a moratorium, or commences negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness;

(e)

if any Obligor is a state of cessation des paiements or is unable or admits inability to pay its debts as they fall due, or suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, or commences negotiations with any class of its creditors with a view to general rescheduling any of its Indebtedness or without being in a state of cessation des paiements, is facing difficulties which it is not in a position to overcome within the meaning of article L. 620-1 of the French Code de commerce (or any equivalent under any applicable law);

(f)

any corporate action, legal proceedings or other procedure or step is taken in relation to the suspension of payments, a moratorium of any indebtedness, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) or an order is made or an effective resolution is passed for the winding up of any Obligor, or if any Obligor takes steps towards a substantial reduction in its capital, is declared insolvent or ceases or resolves to cease to carry on the whole or any substantial part of its business or activities or any situation similar to any of the above occurs under any applicable law including the following in relation to a French Obligor:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, the opening of proceedings for sauvegarde, sauvegarde accélérée, redressement judiciaire, liquidation judiciaire or a judgement for cession totale ou partielle de l’entreprise pursuant to article L.620-1 to L.670-8 of the French Code de commerce or reorganisation (in the context of a mandat ad hoc or of a conciliation or otherwise in accordance with articles L.611-3 to L.611-16 of the French Code de commerce) of the Borrower;

(ii)

the appointment of a liquidator receiver, administrator, administrative receiver, provisional administrator, mandataire ad hoc, conciliateur or other similar officer in respect of the Borrower or any of its assets;

(iii)

a judgment for sauvegarde, sauvegarde accélérée, redressement judiciaire, cession totale ou partielle de l’entreprise or liquidation judiciaire or any other measure, procedure or judgement referred to in book 6 (Livre VI) of the French Code de commerce is entered into in relation to the Borrower;

(iv)	the enforcement by a third party of any Security over any assets of the Borrower;

(v)	the Borrower applying for mandat ad hoc or conciliation in accordance with articles L.611-3 et seq. of the French Code de commerce; or

(vi)	any procedure, judgement, or step is taken in any jurisdiction against the Borrower or any other Obligor, which has effects similar to those, above-mentioned;

(g)

an encumbrancer takes possession of, or a receiver, liquidator, administrator, administrative receiver or similar officer is appointed, whether by a court of competent jurisdiction or by any competent administrative authority or by any person, of or over, any part of the business or assets of any Obligor or any property forming part of the Investment;

(h)	any Obligor defaults in the performance of any obligation in respect of any other loan granted by the Bank or financial instrument entered into with the Bank;

(i)	any Obligor defaults in the performance of any obligation in respect of any other loan made to it from the resources of the Bank or the European Union;

(j)

any distress, execution, sequestration (including any of the enforcement proceedings provided for in the French Code des procédures civiles d’exécution) or other process is levied or enforced upon the property of any Obligor or any property forming part of the Investment following a payment default by an Obligor of any debts and is not discharged or stayed within 45 (forty-five) days;

(k)	a Material Adverse Change occurs, as compared with the position at the date of this Contract;

(l)	any of the Warrants are cancelled or otherwise cease to be in full force and effect for any reason whatsoever (except conversion into the Borrower’s equity);

(m)

it is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents, or the Finance Documents are not effective in accordance with its terms or is alleged by any Obligor to be ineffective in accordance with its terms; or

(n)

any Obligor fails to comply with any other provision under the Finance Documents (including, without limitation, each of the undertakings in Schedule H (General Undertakings) and Schedule I (Information and Visits)) or a change has occurred as to the circumstances set out in the Recitals (A) to (D), unless the non-compliance or circumstance giving rise to the non-compliance is capable of remedy and is remedied within 20 (twenty) Business Days from the earlier of the Borrower becoming aware of the non-compliance and a notice served by the Bank on the Borrower.

9.2	Other rights at law

Article 9.1 (Right to demand repayment) shall not restrict any other right of the Bank at law to require prepayment of the Loan Outstanding.

9.3	Non-Waiver

No failure or delay or single or partial exercise by the Bank in exercising any of its rights or remedies under this Contract shall be construed as a waiver of such right or remedy. The rights and remedies provided in this Contract are cumulative and not exclusive of any rights or remedies provided by law.

9.4	No hardship

Each Party hereby acknowledges that the provisions of article 1195 of the French Code civil shall not apply to it with respect to its obligations under the Finance Documents and that it shall not be entitled to make any claim under article 1195 of the French Code civil.

ARTICLE 10

Law and jurisdiction, miscellaneous

10.1	Governing Law

This Contract and any non-contractual obligations arising out of or in connection with it shall be governed by French law.

10.2	Jurisdiction

(a)

The Tribunal de commerce of Paris has exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with this Contract (including a dispute regarding the existence, validity or termination of this Contract or the consequences of its nullity) or any non-contractual obligation arising out of or in connection with this Contract.

(b)	The Parties agree that the Tribunal de commerce of Paris is the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

10.3	Place of performance

Unless otherwise specifically agreed by the Bank in writing, the place of performance under this Contract, shall be the seat of the Bank.

10.4	Evidence of sums due

In any legal action arising out of this Contract the certificate of the Bank as to any amount or rate due to the Bank under this Contract shall, in the absence of manifest error, be prima facie evidence of such amount or rate.

10.5	Entire Agreement

This Contract constitutes the entire agreement between the Bank and the Borrower in relation to the provision of the Credit hereunder, and supersedes any previous agreement, whether express or implied, on the same matter.

10.6	Invalidity

If at any time any term of this Contract is or becomes illegal, invalid or unenforceable in any respect, or this Contract is or becomes ineffective in any respect, under the laws of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Contract or the effectiveness in any other respect of this Contract in that jurisdiction; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Contract or the effectiveness of this Contract under the laws of such other jurisdictions.

10.7	Amendments

Any amendment to this Contract shall be made in writing and shall be signed by the Parties hereto.

10.8	Assignment and transfer by the Bank

(a)

Subject to sub-paragraph (b) of this Article 10.8 (Assignment and transfer by the Bank), the consent of the Borrower is required for an assignment or transfer (by way of novation, sub-participation or otherwise) by the Bank of all or part of its rights, benefits or obligations under the Finance Documents, unless the assignment or transfer:

(i)	is to a Bank Affiliate; or

(ii)	is made at a time when an Event of Default has occurred and is continuing; or

(iii)	is made in respect of a sub-participation or securitisation (or similar transaction of broadly equivalent economic effect) where the Bank remains the lender of record of the Loan.

(b)

The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent (5) five Business Days after the Bank has requested it unless consent is expressly refused by the Borrower within that time.

(c)

The Bank shall have the right to disclose all information relating to or concerning the Borrower, the Group, the Finance Documents and the Loan in connection with or in contemplation of any such assignment or transfer.

For the purpose of this Article 10.8 (Assignment and transfer by the Bank):

“Affiliate” means any entity directly or indirectly Controlling, Controlled by or under common Control with the Bank.

“Bank Affiliate” means an Affiliate of the Bank and any other entity or platform initiated, managed or advised by the Bank.

“Control” means with respect to a given entity, the power to:

(a)	cast, or control the casting of, votes corresponding to more than 50% of the issued voting share capital of that entity; or

(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or

(c)

give directions with respect to the operating and financial policies of that entity with which the directors or other equivalent officers of such entity are obliged to comply; and “Controlling” and “Controlled” have corresponding meanings.

ARTICLE 11

Final Articles

11.1	Notices

11.1.1	Form of notice

(a)	Any notice or other communication given under this Contract must be in writing and, unless otherwise stated, may be made by letter or electronic mail.

(b)

Notices and other communications for which fixed periods are laid down in this Contract or which themselves fix periods binding on the addressee, may be made by hand delivery, registered letter or by electronic mail. Such notices and communications shall be deemed to have been received by the other Party:

(i)	on the date of delivery in relation to a hand-delivered or registered letter or

(ii)	in the case of any electronic mail, only when actually received in readable form and only if it is addressed in such a manner as the other Party shall specify for this purpose.

(c)	Any notice provided by the Borrower or any Guarantor to the Bank by electronic mail shall:

(i)	mention the Contract Number in the subject line; and

(ii)

be in the form of a non-editable electronic image (pdf, tif or other common non-editable file format agreed between the Parties) of the notice signed by one or more Authorised Signatories of the Borrower as appropriate, attached to the electronic mail.

(d)

Notices issued by the Borrower pursuant to any provision of this Contract shall, where required by the Bank, be delivered to the Bank together with satisfactory evidence of the authority of the person or persons authorised to sign such notice on behalf of the Borrower and the authenticated specimen signature of such person or persons.

(e)

Without affecting the validity of electronic mail or communication made in accordance with this Article 11.1 (Notices), the following notices, communications and documents shall also be sent by registered letter to the relevant Party at the latest on the immediately following Business Day:

(i)	Disbursement Acceptance;

(ii)	any notices and communication in respect of the cancellation of a disbursement of any Tranche, Prepayment Request, Prepayment Notice, Event of Default, any demand for prepayment, and

(iii)	any other notice, communication or document required by the Bank.

(f)

The Parties agree that any above communication (including via electronic mail) is an accepted form of communication, and shall constitute admissible evidence in court and shall have the same evidential value as an agreement under hand (sous seing privé).

11.1.2	Addresses

The address and electronic mail address (and the department for whose attention the communication is to be made) of each Party for any communication to be made or document to be delivered under or in connection with this Contract is:

For the Bank	[***]
For the Borrower	Attention: General Counsel 8 rue de la croix jarry, 75013, Paris, France France Email address: [***]

11.1.3	Demand after notice to remedy

Each Party shall promptly notify the other Party in writing of any change in their respective communication details.

11.2	English language

(a)	Any notice or communication given under or in connection with the Finance Documents must be in English.

(b)	All other documents provided under or in connection with the Finance Documents must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Bank, accompanied by a certified English translation and, in this case, the English translation will prevail.

Signature page

The Parties hereto execute this Contract in 3 (three) originals (2 (two) originals for the Bank and 1 (one) original for the Borrower) in the English language.

This 28 December 2022

Signed for and on behalf of

EUROPEAN INVESTMENT BANK

/s/	/s/
Name: [INSERT]	Name: [INSERT]
Position: [INSERT]	Position: [INSERT]

Signature page

On 28 December 2022.

Signed for and on behalf of

CELLECTIS

/s/
Name(s): [INSERT]
Position(s): [INSERT]

Schedule A

Investment Specification and Reporting

A.1 Technical Description

Purpose, Location

The project finances the Borrower’s research and development (R&D) activities to advance their pipeline of gene-edited cell therapy candidate products for oncology indications.

The project will be managed from the Borrower’s headquarters in Paris, France.

Description

The project encompasses the Borrower’s R&D activities related to the development of their pipeline in the field of allogeneic CAR T-cell medicinal products in several oncology indications, such as B-cell acute lymphoblastic leukaemia (UCART22), acute myeloid leukaemia (UCART123), multiple myeloma (UCARTCS1), and B-cell non-Hodgkin lymphoma (UCART20x22). The investments predominantly cover R&D costs including the conduct of clinical trials, the necessary chemistry, manufacturing and controls (CMC) activities including production of the Investigational Medicial Products, as well as regulatory, intellectual property and market access expenses. Project expenses will also encompass R&D costs for pre-clinical activities that are required to support the product’s marketing authorisation applications.

Calendar

The project will be implemented from January 2023 to December 2026.

Budgeted project costs

[***]

A.2 Information Duties

1.	Dispatch of information: designation of the person responsible

The information below has to be sent to the Bank under the responsibility of:

Financial and Technical Contact
Company	Cellectis
Contact person	[***]
Title	[***]
Address	8 rue de la Croix Jarry, 75013 Paris
Phone	[***]
Email	[***]

The above-mentioned contact person is the responsible contact at time of signature of this Contract. The Borrower shall inform the EIB without undue delay in case of any change.

2.	Information on the project’s implementation

The Borrower shall deliver to the Bank the following information on project progress during implementation at the latest by the deadline indicated below.

[***]

3.	Information on the end of works and first year of operation

The Borrower shall deliver to the Bank the following information [***].

[***]

Language of reports	English

Schedule B

Definition of EURIBOR

“EURIBOR” means:

(a)	in respect of a relevant period of less than one month, the Screen Rate (as defined below) for a term of one month;

(b)	in respect of a relevant period of one or more months for which a Screen Rate is available, the applicable Screen Rate for a term for the corresponding number of months; and

(c)

in respect of a relevant period of more than one month for which a Screen Rate is not available, the rate resulting from a linear interpolation by reference to two Screen Rates, one of which is applicable for a period next shorter and the other for a period next longer than the length of the relevant period,

(the period for which the rate is taken or from which the rates are interpolated being the “Representative Period”).

For the purposes of paragraphs (a) to (c) above,

(i)

“available” means the rates, for given maturities, that are calculated and published by Global Rate Set Systems Ltd (GRSS), or such other service provider selected by the European Money Markets Institute (EMMI), or any successor to that function of EMMI, as determined by the Bank; and

(ii)

“Screen Rate” means the rate of interest for deposits in EUR for the relevant period as published at 11:00 a.m., Brussels time, or at a later time acceptable to the Bank on the day (the “Reset Date”) which falls 2 (two) Relevant Business Days prior to the first day of the relevant period, on Reuters page EURIBOR 01 or its successor page or, failing which, by any other means of publication chosen for this purpose by the Bank.

If such Screen Rate is not so published, the Bank shall request the principal offices of four major banks in the euro-zone, selected by the Bank, to quote the rate at which EUR deposits in a comparable amount are offered by each of them, as at approximately 11:00 a.m., Brussels time~~,~~ on the Reset Date to prime banks in the euro-zone interbank market for a period equal to the Representative Period. If at least 2 (two) quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If no sufficient quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in the euro-zone, selected by the Bank, at approximately 11:00 a.m., Brussels time, on the day which falls 2 (two) Relevant Business Days after the Reset Date, for loans in EUR in a comparable amount to leading European banks for a period equal to the Representative Period.

The Bank shall inform the Borrower without delay of the quotations received by the Bank.

All percentages resulting from any calculations referred to in this Schedule will be rounded, if necessary, to the nearest one thousandth of a percentage point, with halves being rounded up.

If any of the foregoing provisions becomes inconsistent with provisions adopted under the aegis of EMMI (or any successor to that function of EMMI as determined by the Bank) in respect of EURIBOR, the Bank may by notice to the Borrower amend the provision to bring it into line with such other provisions.

If the Screen Rate becomes permanently unavailable, the EURIBOR replacement rate will be the rate (inclusive of any spreads or adjustments) formally recommended by (i) the working group on euro risk-free rates established by the European Central Bank (ECB), the Financial Services and Markets Authority (FSMA), the European Securities and Markets Authority (ESMA) and the European Commission, or (ii) the European Money Market Institute, as the administrator of EURIBOR, or (iii) the competent authority responsible under Regulation (EU) 2016/1011 for supervising the European Money Market Institute, as the administrator of the EURIBOR, (iv) the national competent authorities designated under Regulation (EU) 2016/1011, or (v) the European Central Bank.

If no Screen Rate and/or the EURIBOR replacement rate is available as provided above, EURIBOR shall be the rate (expressed as a percentage rate per annum) which is determined by the Bank to be the all-inclusive cost to the Bank for the funding of the relevant Tranche based upon the then applicable internally generated Bank reference rate or an alternative rate determination method reasonably determined by the Bank.

Schedule C

Form of Disbursement Offer/Acceptance

To:	CELLECTIS

From:	European Investment Bank

Date:

Subject:	Disbursement Offer/Acceptance for the Finance Contract between European Investment Bank and CELLECTIS dated 28 December 2022 (the “Finance Contract”)

[***]

[***]

Dear Sirs,

We refer to the Finance Contract. Terms defined in the Finance Contract have the same meaning when used in this letter.

Following your request for a Disbursement Offer from the Bank, in accordance with Article 2.2.2 (Disbursement Offer) of the Finance Contract, we hereby offer to make available to you the following Tranche:

(a)	Tranche [A/B/C]

(b)	Amount to be disbursed:

(c)	Disbursement Date:

(d)	PIK Interest Rate:

(e)	interest periods:

(f)	Terms for repayment of principal: bullet;

(g)	Maturity Date:

(h)	Number of Warrants to be issued in relation to the Tranche:

To make the Tranche available subject to the terms and conditions of the Finance Contract, the Bank must receive a Disbursement Acceptance in the form of a copy of this Disbursement Offer duly signed on your behalf, to the following electronic mail [***] no later than the Disbursement Acceptance Deadline of [time], Luxembourg time, on [date].

The Disbursement Acceptance below must be signed by an Authorised Signatory and must be fully completed as indicated, to include the details of the Disbursement Account.

If not duly accepted by the above stated time, the offer contained in this document shall be deemed to have been refused and shall automatically lapse.

If you do accept the Tranche as described in this Disbursement Offer, all the related terms and conditions of the Finance Contract shall apply, in particular, the provisions of Article 2.5 (Conditions of Disbursement).

Yours faithfully,

EUROPEAN INVESTMENT BANK

We hereby accept the above Disbursement Offer for and on behalf of the Borrower:

Date:

Account to be credited[1]:

Account N°:

Account Holder/Beneficiary:

(please, provide IBAN format if the country is included in IBAN Registry published by SWIFT, otherwise an appropriate format in line with the local banking practice should be provided)

Bank name, identification code (BIC) and address:

Payment details to be provided:

Please transmit information relevant to:

Name(s) of the Borrower’s Authorised Signatory(ies):

Signature(s) of the Borrower’s Authorised Signatory(ies):

IMPORTANT NOTICE TO THE BORROWER:

BY COUNTERSIGNING ABOVE YOU CONFIRM THAT THE LIST OF AUTHORISED SIGNATORIES AND ACCOUNTS PROVIDED TO THE BANK WAS DULY UPDATED PRIOR TO THE PRESENTATION OF THE ABOVE DISBURSEMENT OFFER BY THE BANK.

IN THE EVENT THAT ANY SIGNATORIES OR ACCOUNTS APPEARING IN THIS DISBURSEMENT ACCEPTANCE ARE NOT INCLUDED IN THE LATEST LIST OF AUTHORISED SIGNATORIES AND ACCOUNTS RECEIVED BY THE BANK, THE ABOVE DISBURSEMENT OFFER SHALL BE DEEMED AS NOT HAVING BEEN MADE.

[1]	The details concerning banking intermediary are also to be provided if such intermediary has to be used to make the transfer to the Beneficiary’s Account.

Schedule D

Form of Drawdown Certificate

To:	European Investment Bank

From:	CELLECTIS

Date:

Subject:	Finance Contract between European Investment Bank and CELLECTIS dated 28 December 2022 (the “Finance Contract”)

[***] [***]

Dear Sirs,

Terms defined in the Finance Contract have the same meaning when used in this letter.

For the purposes of Article 2.5 (Conditions of Disbursement) of the Finance Contract we hereby certify to you as follows:

(a)	no Prepayment Event has occurred and is continuing unremedied;

(b)	no security of the type prohibited under Paragraph 23 (Negative pledge) of Schedule H (General Undertakings) has been created or is in existence;

(c)	there has been no material change to any aspect of the Investment or in respect of which we are obliged to report under the Finance Contract, save as previously communicated by us;

(d)

no Default, Event of Default or a Prepayment Event other than pursuant to Article 5.3.1 (Investment Cost Reduction Event) of the Finance Contract has occurred or is continuing, or would, in each case, result from the disbursement of the proposed Tranche;

(e)

no litigation, arbitration administrative proceedings or investigation is current or to our knowledge is threatened or pending before any court, arbitral body or agency which has resulted or if adversely determined is reasonably likely to result in a Material Adverse Change, nor is there subsisting against us or any of our subsidiaries any unsatisfied judgement or award;

(f)	the Repeating Representations are correct in all respects;

(g)	no Material Adverse Change has occurred, as compared with the situation at the date of the Finance Contract;

(h)	the Borrower is not in a state of cessation of payments (cessation des paiements); and

(i)	the borrowing of the Credit, or any part thereof, by the Borrower is within the corporate powers of the Borrower.

Yours faithfully,

For and on behalf of CELLECTIS

Date:

Schedule E

Form of Compliance Certificate

To:	European Investment Bank

From:	CELLECTIS

Date:

Subject:	Finance Contract between European Investment Bank and CELLECTIS dated 28 December 2022 (the “Finance Contract”)

[***] [***]

Dear Sirs,

We refer to the Finance Contract. This is a Compliance Certificate. Terms defined in the Finance Contract have the same meaning when used in this Compliance Certificate.

We hereby confirm:

(a)	[insert information regarding asset disposal];

(b)	[no security of the type prohibited under Paragraph 23 (Negative pledge) of Schedule H (General Undertakings) has been created or is in existence;]

(c)

[no Default, Event of Default or a Prepayment Event other than pursuant to Article 5.3.1 (Investment Cost Reduction Event) of the Finance Contract has occurred or is continuing.] [If this statement cannot be made, this certificate should identify any potential event of default that is continuing and the steps, if any, being taken to remedy it]; and

(d)	[there is no Material Subsidiary [other than: [***] for which a [Guarantee Agreement has been signed with the Bank]]]

Yours faithfully,

For and on behalf of CELLECTIS

[director]	[director]

Schedule F

Part A—Initial Documentary Conditions Precedent

(a)	The duly executed Contract, the Guarantee Agreements by Cellectis, Inc. and Cellectis Biologics, Inc., the Warrant Agreement, the Fee Letter, the MAR Letter and the TEG Letter.

(b)	The constitutional documents of each Obligor (or any equivalent document in its jurisdiction of incorporation).

(c)

An original copy of (i) a certificate of incorporation (extrait k-bis), (ii) a solvency certificate (certificat de non-faillite) and (iii) a lien search (état des privilèges et nantissements) relating to each Obligor (or any equivalent document in its jurisdiction of incorporation) and which must not be dated more than 14 (fourteen) Business Days before the relevant Disbursement Date.

(d)

A copy of the resolution of the competent body (board of directors or general meeting of shareholders) of each Obligor duly authorising the execution and performance of the Finance Documents to which it is a party and duly authorising the relevant signatories.

(e)	The List of Authorised Signatories and Accounts.

(f)	A copy of the Existing Indebtedness agreements.

(g)	A legal opinion of Gide Loyrette Nouel A.A.R.P.I., addressed to the Bank on the legality, validity and enforceability of the Contract, the Guarantee Agreements and the Warrant Agreement.

(h)	a legal opinion of Jones Day, legal adviser to the Borrower, addressed to the Bank, and dated no earlier than the date falling 14 (fourteen) days before the Disbursement Date:

(i)	which includes an insolvency search on the relevant Obligor conducted on the date of such legal opinion; and

(ii)

on the due incorporation, valid existence of the Borrower, the authority and capacity of the Borrower to enter into the Finance Documents and perform its obligations thereunder, non-conflict with constitutional documents and on laws applicable to companies generally in France, no consents, registrations or filings are required and no stamp duty is to be paid in respect of the Finance Documents, all corporate and other action required to be taken has indeed been taken, the due execution of the Finance Documents and that the Borrower is not entitled to claim immunity.

(i)	a legal opinion of Jones Day, legal adviser to the Obligors (other than the Borrower), addressed to the Bank:

(i)	which includes an insolvency search on the relevant Obligor conducted on the date of such legal opinion; and

(ii)

on the due incorporation, valid existence of each Obligor, the authority and capacity of such Obligor to enter into the Finance Documents and perform its obligations thereunder, non-conflict with constitutional documents and on laws applicable to companies generally in its jurisdiction of incorporation, no consents, registrations or filings are required and no stamp duty is to be paid in respect of the Finance Documents, all corporate and other action required to be taken has indeed been taken, the due execution of the Finance Documents, choice of law and enforceability of judgments and that such Obligor is not entitled to claim immunity.

(j)

A structure chart showing the Group certified as being complete and correct by an authorised signatory of the Borrower provided such certification is dated no earlier than the date falling 14 (fourteen) Business Days before the Disbursement Date.

(k)	The latest audited financial statements of the Obligors.

(l)

A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in Part A (Initial Documentary Conditions Precedent) of Schedule F (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date falling 14 (fourteen) Business Days before the Disbursement Date.

(m)

A copy of any other document, authorisation, opinion or assurance which the Bank has notified the Borrower is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Finance Documents or the validity and enforceability of the same.

Part B – All Tranches—Conditions Precedent

(a)

A certificate from the Borrower in the form of Schedule D (Form of Drawdown Certificate), signed by an Authorised Signatory and dated no earlier than the date falling 14 (fourteen) Business Days before the Disbursement Date.

(b)

An original copy of (i) a certificate of incorporation (extrait k-bis), (ii) a solvency certificate (certificat de non-faillite) and (iii) a lien search (état des privilèges et nantissements) relating to the Borrower and which must not be dated more than 14 (fourteen) Business Days before the relevant Disbursement Date.

(c)	Evidence that the fees, costs and expenses payable in accordance with the Finance Documents then due by the Borrower have been paid or will be paid on the concerned Disbursement Date.

(d)	A copy of any other document, authorisation, opinion or assurance which the Bank has notified the Borrower is necessary or desirable in connection with the requested Tranche.

Part C – Tranche A—Additional Conditions Precedent

(a)	A copy of the resolution of the competent body (board of directors and/or general meeting of shareholders) of the Borrower:

(i)	approving the issuance of the Tranche A Warrants by the Borrower; and

(ii)	resolving to allot the Tranche A Warrants to the Bank.

(b)	A copy of each report issued by the Borrower’s statutory auditors in relation to the Tranche A Warrants.

(c)	A copy of the Borrower’s board of directors minutes acknowledging the amount of receivable held by the Bank as part of the Arrangement Fee (as defined in the Warrant Agreement).

(d)

A copy of the report issued by the Borrower’s statutory auditors certifying the amount of receivable held by the Bank as part of the Arrangement Fee (as defined in the Warrant Agreement) and to be set off against the subscription price of the Tranche A Warrants.

(e)	A subscription form substantially in the form set out in the Warrant Agreement relating to the Tranche A Warrants duly signed by the Bank.

(f)	A copy of the depositary certificate (certificat du dépositaire) or any equivalent document evidencing the subscription to the Tranche A Warrants by the Bank.

(g)	A copy of the Borrower’s board of directors minutes acknowledging the subscription to the Tranche A Warrants by the Bank.

(h)	Evidence that the Bank has been recorded as holder of the Warrants relating to the Tranche A Warrants in the Register.

(i)

A legal opinion from Jones Day, legal adviser to the Borrower, addressed to the Bank providing that (x) the issuance of the Tranche A Warrants has been duly authorised by the Borrower and (y) the Tranche A Warrants have been validly issued to the benefit of the Bank and subscribed by it and (z) the Bank is, as at the date of issuance of the Tranche A Warrants, the valid owner of the Tranche A Warrants which are duly registered in the Bank’s name in the Register held by Société Générale Securities Services.

(j)	Evidence that [***] has initiated the [***], as demonstrated by first patient-in.

(k)

A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in Parts B (All Tranches – Documentary Conditions Precedent) and C (Tranche A – Additional Conditions Precedent) of Schedule F (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date falling falling 14 (fourteen) days before the Disbursement Date.

Part D—Tranche B—Additional Conditions Precedent

(a)	A copy of the resolution of the competent body (board of directors and/or general meeting of shareholders) of the Borrower:

(i)	approving the Tranche B Warrants by the Borrower; and

(ii)	resolving to allot the Tranche B Warrants to the Bank.

(b)	A copy of each report issued by the Borrower’s statutory auditors in relation to the Tranche B Warrants.

(c)	A copy of the Borrower’s board of directors minutes acknowledging the amount of receivable held by the Bank as part of the Arrangement Fee (as defined in the Warrant Agreement).

(d)

A copy of the report issued by the Borrower’s statutory auditors certifying the amount of receivable held by the Bank as part of the Arrangement Fee (as defined in the Warrant Agreement) and to be set off against the subscription price of the Tranche B Warrants.

(e)	A subscription form substantially in the form set out in the Warrant Agreement relating to the Tranche B Warrants duly signed by the Bank.

(f)	A copy of the depositary certificate (certificat du dépositaire) or any equivalent document evidencing the subscription of the Tranche B Warrants by the Bank.

(g)	A copy of the Borrower’s board of directors minutes acknowledging the subscription to the Tranche B Warrants by the Bank.

(h)	Evidence that the Bank has been recorded as holder of the Tranche B Warrants in the Register.

(i)

A legal opinion from Jones Day, legal adviser to the Borrower, addressed to the Bank providing that (x) the Tranche B Warrants have been duly authorised by the Borrower and (y) the Tranche B Warrants have been validly issued to the benefit of the Bank and subscribed by it and (z) the Bank is, as at the date of the issuance of the Tranche B Warrants, the valid owner of the Tranche B Warrants which are duly registered in the Bank’s name in the Register held by Société Générale Securities Services.

(j)

Evidence, in form and substance satisfactory to the Bank, that the Borrower has successfully achieved Cash Injection for an aggregate amount of at least EUR 20,000,000 (twenty million euro) as from 31 October 2022.

(k)

Evidence, in form and substance satisfactory to the Bank, that the Borrower has received, as from 31 October 2022, an aggregate amount of upfront and Milestones payments in the context of existing or new Partnerships of at least EUR 15,000,000 (fifteen million euro).

(l)	Evidence that at least two clinical trials are actively recruiting.

(m)	Evidence that no more than one clinical trial is ongoing mandatory holds [***], as demonstrated by a compliance certificate signed by the CEO of the Borrower.

(n)

A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in Parts B (All Tranches – Documentary Conditions Precedent) and D (Tranche B – Additional Conditions Precedent) of Schedule F (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date falling falling 14 (fourteen) days before the Disbursement Date and confirming that there were no changes to the certificates provided pursuant to paragraphs (l) of Part A (Initial Documentary Conditions Precedent) of Schedule F (Conditions Precedent) and (k) of Part C (Tranche A – Additional Conditions Precedent) of Schedule F (Conditions Precedent) or otherwise outlining such changes and certifying that such copy document is correct, complete and in full force and effect as at a date no earlier than the date falling 14 (fourteen) days before the relevant Disbursement Date.

Part E—Tranche C—Additional Conditions Precedent

(a)	A copy of the resolution of the competent body (board of directors and/or general meeting of shareholders) of the Borrower:

(i)	approving the Tranche C Warrants by the Borrower; and

(ii)	resolving to allot the Tranche C Warrants to the Bank.

(b)	A copy of each report issued by the Borrower’s statutory auditors in relation to the Tranche C Warrants.

(c)	A copy of the Borrower’s board of directors minutes acknowledging the amount of receivable held by the Bank as part of the Arrangement Fee (as defined in the Warrant Agreement).

(d)

A copy of the report issued by the Borrower’s statutory auditors certifying the amount of receivable held by the Bank as part of the Arrangement Fee (as defined in the Warrant Agreement) and to be set off against the subscription price of the Tranche C Warrants.

(e)	A subscription form substantially in the form set out in the Warrant Agreement relating to the Tranche C Warrants duly signed by the Bank.

(f)	A copy of the depositary certificate (certificat du dépositaire) or any equivalent document evidencing the subscription of the Tranche C Warrants by the Bank.

(g)	A copy of the Borrower’s board of directors minutes acknowledging the subscription to the Tranche C Warrants by the Bank.

(h)	Evidence that the Bank has been recorded as holder of the Tranche C Warrants in the Register.

(i)

A legal opinion from Jones Day, legal adviser to the Borrower, addressed to the Bank providing that (x) the Tranche C Warrants have been duly authorised by the Borrower and (y) the Tranche C Warrants have been validly issued to the benefit of the Bank and subscribed by it and (z) the Bank is, as at the date of the issuance of the Tranche C Warrants, the valid owner of the Tranche C Warrants which are duly registered in the Bank’s name in the Register held by Société Générale Securities Services.

(j)

Evidence, in form and substance satisfactory to the Bank, that the Borrower has successfully achieved Cash Injection for an aggregate amount of at least EUR 25,000,000 (twenty-five million euro) as from 31 October 2022.

(k)

Evidence, in form and substance satisfactory to the Bank, that the Borrower has received, as from 31 October 2022, an aggregate amount of upfront and Milestones payments in the context of existing or new Partnerships of at least EUR 25,000,000 (twenty-five million euro).

(l)

Evidence that at least two clinical trials are actively recruiting out of which one in the context of a pivotal study or evidence that at least two clinical trials are actively recruiting in the context of expansion phase studies.

(m)	Evidence that at least two clinical trials are not ongoing mandatory holds [***], as demonstrated by a compliance certificate signed by the CEO of the Borrower.

(n)

A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in Parts B (All Tranches – Documentary Conditions Precedent) and E (Tranche C – Additional Conditions Precedent) of Schedule F (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date falling falling 14 (fourteen) days before the Disbursement Date and confirming that there were no changes to the certificates provided pursuant to paragraphs (l) of Part A (Initial Documentary Conditions Precedent) of Schedule F (Conditions Precedent), (k) of Part C (Tranche A – Additional Conditions Precedent) of Schedule F (Conditions Precedent) and (n) of Part D (Tranche B – Additional Conditions Precedent) of Schedule F (Conditions Precedent) or otherwise outlining such changes and certifying that such copy document is correct, complete and in full force and effect as at a date no earlier than the date falling 14 (fourteen) days before the relevant Disbursement Date.

Schedule G

Representations and Warranties

1.	Authorisations and Binding Obligations

(a)

Each Obligor is duly incorporated and validly existing as a company with limited liability under the laws of its jurisdiction of incorporation. Except the Borrower, no Obligor’s shares are publicly traded.

(b)

Each Obligor has the power to carry on its business as it is now being conducted and to own its property and other assets, and to execute, deliver and perform its obligations under the Finance Documents.

(c)

Each Obligor has obtained all necessary Authorisations in connection with the execution, delivery and performance of the Finance Documents and in order to lawfully comply with its obligations thereunder, and in respect of the Investment, and all such Authorisations are in full force and effect and admissible in evidence.

(d)	The execution and delivery of, the performance of each Obligor’s obligations under and compliance with the provisions of the Finance Documents do not and will not contravene or conflict with:

(i)	any applicable law, statute, rule or regulation, or any judgement, decree or permit to which it is subject;

(ii)	any agreement or other instrument binding upon it which might reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Finance Documents; or

(iii)	any provision of its constitutional documents.

(e)	The obligations expressed to be assumed by each Obligor in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

2.	No default or other adverse event

(a)	There has been no Material Adverse Change since 23 September 2022. (Non-repeating)

(b)	No event or circumstance which constitutes an Event of Default has occurred and is continuing unremedied or unwaived.

3.	No proceedings

(a)

No litigation, arbitration, administrative proceedings or investigation is current or to its knowledge is threatened or pending before any court, arbitral body or agency which has resulted or if adversely determined is reasonably likely to result in a Material Adverse Change, nor is there subsisting against it or any of its Subsidiaries any unsatisfied judgement or award.

(b)	To the best of its knowledge and belief (having made due and careful enquiry) no material Environmental Claim has been commenced or is threatened against any Obligor.

(c)

As at the date of this Contract, no Obligor has taken any action to commence proceedings for, nor have any other steps been taken or legal proceedings commenced or, so far as the Borrower is aware, threatened against any Obligor for its insolvency, winding up or dissolution, or for any Obligor to enter into any arrangement or compositions for the benefit of creditors, or for the appointment of an administrator, receiver, administrative receiver, examiner, trustee or similar officer.

(d)	The Borrower or any French Obligor has not taken any corporate action, legal proceedings or other procedure or step in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness or the opening of proceedings for sauvegarde, sauvegarde accélérée, redressement judiciaire, liquidation judiciaire or reorganisation (in the context of a mandat ad hoc or of a conciliation or otherwise) of the Borrower;

(ii)

the appointment of a liquidator receiver, administrator, administrative receiver, provisional administrator, mandataire ad hoc, conciliateur or other similar officer in respect of the Borrower or any of its assets;

(iii)

a judgment for sauvegarde, sauvegarde accélérée, redressement judiciaire, cession totale ou partielle de l’entreprise or liquidation judiciaire or any other measure, procedure or judgement referred to in book 6 of the French Code de commerce is entered into in relation to the Borrower;

(iv)	the enforcement by a third party of any Security over any assets of the Borrower;

(v)	the Borrower applying for mandat ad hoc or conciliation in accordance with articles L.611-3 et seq. of the French Code de commerce; or

(vi)	any procedure, judgement, or step is taken in any jurisdiction, which has effects similar to those, above-mentioned.

4.	Security

At the date of this Contract, no Security exists over the assets of any Group Company other than Permitted Security.

5.	Ranking

(a)

Its payment obligations under this Contract rank not less than pari passu in right of payment with all other present and future unsecured and unsubordinated obligations under any of its debt instruments except for obligations mandatorily preferred by law applying to companies generally.

(b)	No financial covenants have been concluded with any other creditor of any Obligor.

(c)	No Voluntary Non EIB Prepayment has occurred.

6.	Anti-Corruption

(a)	Each Obligor is in compliance with all applicable European Union and national legislation regarding Illegal Activities.

(b)	No Obligor is engaged in any Illegal Activities and to the best of the Borrower’s knowledge no Illegal Activities have occurred in connection with the Loan and the Investment. (Non-repeating)

7.	Accounting and Tax

(a)

The latest available consolidated and unconsolidated audited accounts of the Borrower and the other Obligors have been prepared on a basis consistent with previous years and have been approved by its auditors as representing a true and fair view of the results of its operations for that year and accurately disclose or reserve against all the liabilities (actual or contingent) of the Borrower and the other Obligors, as relevant.

(b)	The accounting reference date of the Borrower is 31 December.

(c)	No Obligor is required to make any deduction for or on account of any Tax from any payment it may make under the Finance Documents. (Non-repeating)

(d)

All Tax returns required to have been filed by each Obligor or on its behalf under any applicable law have been filed when due and contain the information required by applicable law to be contained in them.

(e)	Each Obligor has paid when due all Taxes payable by it under applicable law except to the extent that it is contesting payment in good faith and by appropriate means.

(f)	With respect to Taxes which have not fallen due or which it is contesting, each Obligor is maintaining reserves adequate for their payment and in accordance, where applicable, with GAAP.

(g)

Under the laws of the jurisdiction of incorporation of each Obligor, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents, or the transactions contemplated by the Finance Documents. (Non-repeating)

(h)	The Borrower represents that it is exempted from FATCA and that it is therefore entitled to receive payments free from any FATCA Deduction.

8.	Information provided

As at the date of this Contract:

(a)

the factual information provided by any Group Company for the purposes of entering into this Contract and any related documentation was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and continues to be true and accurate in all material respect as at the date of this Contract;

(b)

the Group structure chart is true, complete and accurate in all material respects and represents the complete corporate structure of the Group as at the date of this Contract, and other than as set out therein the Borrower owns no other equity and/or shares in any other business entity. (Non-repeating)

(c)

(i) the information provided by the Borrower under the Declaration of Honour and InvestEU Fund MSS Declaration is complete, accurate and true in all respects; and (ii) the Borrower (and the Group as a whole where relevant) complies with the eligibility and exclusion criteria to be the beneficiary of the Credit as such criteria are listed in the Declaration of Honour and InvestEU Fund MSS Declaration. (Non-repeating)

9.	No indebtedness

No Obligor has Indebtedness outstanding other than Permitted Indebtedness. (Non-repeating).

10.	No Immunity

No Obligor, nor any of its assets, is entitled to immunity from suit, execution, attachment or other legal process.

11.	Pensions

The pension schemes for the time being operated by the Obligors (if any) are funded in accordance with their rules and to the extent required by law or otherwise comply with the requirements of any law applicable in the jurisdiction in which the relevant pension scheme is maintained.

12.	Inside Information

The Borrower does not possess any Inside Information, save where and to the extent that it has, on its own responsibility, exercised its right to delay the disclosure to the public of the relevant information, pursuant to and in accordance with MAR, and any other applicable French laws and regulations.

13.	Sanctions

No Group Company and/or any Relevant Person

(a)	is a Sanctioned Person; or

(b)	is in breach of any Sanctions.

It is acknowledged and agreed that the representations set out in this Paragraph 13 (Sanctions) are only sought by and given to the Bank to the extent that to do so would be permissible pursuant to any applicable anti-boycott rule of the EU such as Regulation (EC) 2271/96.

Schedule H

General Undertakings

1.	Use of Loan

The Borrower shall use all amounts borrowed by it under the Loan to carry out the Investment. In any event, the Borrower shall ensure that the amount of the Credit together with any principal loan amount provided by another implementing partner under the InvestEU Fund shall not exceed 50% (fifty per cent) of the total cost of the Investment set out in Recital (A).

2.	Completion of Investment

The Borrower shall or shall procure that the Investment is carried out in accordance with the Technical Description as may be modified from time to time with the approval of the Bank, and complete it by the final date specified therein.

3.	Procurement procedure

(a)	The Borrower shall procure works, goods and services for the Investment:

(i)	in accordance with EU Law in general and in particular with the relevant European Union procurement directives, if the latter are applicable;

(ii)

in accordance with procurement procedures which, to the satisfaction of the Bank, respect the criteria of economy and efficiency and the principles of transparency, equal treatment and non-discrimination on the basis of nationality in case of public contracts not subject to the European Union procurement directives; or

(iii)

in accordance with procurement procedures which, to the satisfaction of the Bank, respect the criteria of economy and efficiency in case of contracts other than public contracts not subject to the European Union procurement directives.

(b)

For cases (i) and (ii) of paragraph (a) above, the Borrower shall request in the tender documents or other reference documents for the procurement procedures referred to in sub-paragraph (a) above that the bidder declares whether or not it is subject to any exclusion decision or temporary suspension pursuant to the Exclusion Policy.

(c)

If a bidder declares to the Borrower prior to the contract award that it is subject to any exclusion decision or temporary suspension covered by the Exclusion Policy, the Borrower shall engage with the Bank in good faith and shall make best efforts in order to:

(i)	achieve an exclusion of such a bidder under applicable law so that the bidder does not participate in the Investment or, should such an exclusion not be possible,

(ii)	restructure the scope of the Investment so that no proceeds of the Loan be applied towards any works or services under any contract awarded to that bidder, unless otherwise agreed with the Bank.

4.	Compliance with laws

Each Obligor shall comply in all respects with all laws and regulations to which it or the Investment is subject.

5.	Environment

The Borrower shall:

(i)	implement and operate the Investment in compliance with Environmental Law;

(ii)	obtain, maintain and comply with requisite Environmental Approvals for the Investment,

and upon becoming aware of any breach of this Paragraph 5 (Environment):

(i)	the Borrower shall promptly notify the Bank;

(ii)	the Borrower and the Bank will consult for up to 15 (fifteen) Business Days from the date of notification with a view to agreeing the manner in which the breach should be rectified; and

(iii)	the Borrower shall remedy the breach within 30 (thirty) Business Days of the end of the consultation period.

6.	Integrity

The Borrower shall not engage in (and shall not authorise or permit any person acting on its behalf or under its control) to engage in any conduct of Illegal Activity in connection with the Loan and the Investment.

7.	Disposal of assets

(a)

Except as provided below, the Borrower shall not, and shall procure that no Group Company shall, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily dispose of all or any part of any Group Company’s business, undertaking or assets (including any shares or security of any entity or a business or undertaking, or any interest in any of them).

(b)	Sub-paragraph (a) above does not apply to any such disposal:

(i)	made with the prior written consent of the Bank;

(ii)	made on arm’s length terms in the ordinary course of business of a Group Company;

(iii)	made on arm’s length terms and at fair market value for cash, which is reinvested in assets of comparable or superior type, value and quality;

(iv)	made on arm’s length terms in exchange for other assets comparable or superior as to type, value and quality;

(v)	by one Obligor to another Obligor;

(vi)	constituted by a licence of Intellectual Property Rights made on arm’s length terms;

(vii)	of [***] provided the Borrower continues to have full access to such [***] in the context of the Investment;

(viii)	made in relation to non-material assets which have depreciated to less than [***] of their initial value or which are obsolete;

(ix)

excluding any disposal otherwise permitted under (ii) to (vii) above, disposals where the higher of the market value or consideration receivable for such disposals does not exceed (x) [***] of Total Assets during any financial year, and (y) [***] of Total Assets during the term of the Credit; or

(x)	arising as a result of Permitted Security,

provided that the disposal is not of assets forming part of the Investment or shares in subsidiaries holding assets forming part of the Investment, which may not be disposed of unless either (a) the Borrower consults the Bank in relation to such disposal, and the Bank approves the disposal, or (b) the proceeds of the disposal are applied to prepay the Bank in accordance with Article 5.3.5 (Disposals);

and further provided that in case the Bank denies its consent to a disposal envisaged by a Group Company that is not authorized by the Finance Contract, the Borrower may voluntarily prepay all sums due under the Finance Contract in accordance with paragraph 5.2 and in this case no Prepayment Fee will apply.

For the purposes of this Paragraph 7 (Disposal of assets), “dispose” and “disposal” includes any act effecting sale, transfer, lease or other disposal.

8.	Maintenance of assets

The Borrower shall maintain, repair, overhaul and renew all assets required in relation to the Investment as required to keep such assets in good working order.

9.	Insurances

The Borrower shall, and shall procure that each Group Company shall, maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

10.	Change in business

The Borrower shall procure that no substantial change is made to the general nature business of the Borrower or the Group as a whole from that carried on at the date of this Contract.

11.	Merger

The Borrower shall not, and shall procure that no Group Company shall, enter into any amalgamation, demerger, merger or corporate reconstruction (which includes in relation to any company any contribution of any part of its business in consideration of shares (apport partiel d’actifs) and any demerger (scission) implemented in accordance with article L.236-1 to L.236-24 of the French Code de commerce) unless:

(a)	with the prior written consent of the Bank; or

(b)	such amalgamation, demerger, merger or corporate reconstruction does not result in a Material Adverse Change and is on a solvent basis, and provided that:

(i)	only Group Companies are involved;

(ii)

the resulting entity will not be incorporated or located in a country which is in a jurisdiction that is blacklisted by any Lead Organisation in connection with activities such as money laundering, financing of terrorism, tax fraud and tax evasion or harmful tax practices as such blacklist may be amended from time to time; and

(iii)

if the Borrower is involved, (i) the rights and obligations of the Borrower under this Contract will remain with the Borrower, (ii) the surviving entity will be the Borrower and the statutory seat of the Borrower would not as a result of such merger be transferred to a different jurisdiction, (iii) the merger will not have an effect on the validity, legality or enforceability of the Borrower’s obligations under this Contract; and (iv) all of the business and assets of the Borrower are retained by it, provided that in case the Bank denies its consent to an amalgamation, demerger, merger or corporate reconstruction envisaged by a Group Company that is not authorized by the Finance Contract, the Borrower may voluntarily prepay all sums due under the Finance Contract in accordance with paragraph 5.2 and in this case no Prepayment Fee will apply.

12.	Books and records

Each Obligor shall ensure that it has kept and will continue to keep proper books and records of account, in which full and correct entries shall be made of all financial transactions and its assets and business, including expenditures in connection with the Investment, in accordance with GAAP as in effect from time to time.

13.	Ownership

(a)

The Borrower shall maintain not less than 51% (fifty-one per cent.) of the share capital, directly or indirectly, of each of its Material Subsidiaries, unless a prior written consent of the Bank is received by the Borrower.

(b)

The Borrower shall in aggregate maintain not less than 51% (fifty-one per cent.) of the share capital, directly or indirectly, of each Guarantor, unless prior written consent of the Bank is received by the Borrower.

(c)	The Borrower shall immediately notify the Bank in the event of a new entity becoming a Subsidiary of the Borrower through any means, including but not limited to acquisition, creation and spin-off.

(d)

The undertakings in sub-paragraphs (a), (b) and (c) above shall be calculated in accordance with GAAP as applied by the Borrower on the date of this Contract and as GAAP is amended from time to time and tested annually.

In case the Bank denies its consent to a disposal the shares of a Material Subsidiary or a Guarantor by virtue of paragraphs (a) or (b) above, the Borrower may voluntarily prepay all sums due under the Finance Contract in accordance with paragraph 5.2 and in this case no Prepayment Fee will apply.

14.	Acquisitions

The Borrower shall not, and shall procure that no Group Company shall, invest in or acquire any entity or a business going concern or an undertaking (whether whole or substantially the whole of the assets or business), or any division or operating unit thereof, or any shares or securities of any entity or a business or undertaking (or in each case, any interest in any of them) (or agree to any of the foregoing), save for an acquisition or investment:

(a)	with the prior written consent of the Bank;

(b)	by one Obligor of an asset sold, leased, transferred or otherwise disposed of by another Obligor;

(c)

of shares or other ownership interests in any limited liability company or corporation, limited liability partnership or any equivalent company, the consideration for which does not exceed an aggregate amount of (x) EUR 2,500,000 (two million five hundred thousand euro) during any financial year, and (y) EUR 5,000,000 (five million euro) during the term of the Credit, provided that:

(i)	no Event of Default is continuing on the date the relevant acquisition agreement is entered into or would occur as a result of the acquisition;

(ii)	the acquired entity is engaged in a business similar or complementary to the business carried on by the Group as at the date of this Contract;

(iii)

the acquired entity is not incorporated or located in a jurisdiction that is blacklisted by any Lead Organisation in connection with activities such as money laundering, financing of terrorism, tax fraud and tax evasion or harmful tax practices as such blacklist may be amended from time to time;

(iv)

in respect of any acquisition where the consideration exceeds EUR 500,000 (five hundred thousand euro), legal and financial due diligence reports (including customary reliance letters in favour of the Bank) and a business plan (in the form of the most recent budget adjusted for the expected effects of the acquisition) in respect of the 3 (three) next following financial years and any other due diligence reports received in connection with the acquisition (if any) are provided to the Bank; and

(v)

the Borrower provides a Compliance Certificate for the 2 (two) 12 (twelve) month financial periods immediately following the acquisition, updated on a pro forma basis as if the acquisition has occurred.

15.	Indebtedness

The Borrower shall not, and shall procure that no other Group Company shall, incur any Indebtedness, save for Indebtedness incurred:

(a)	with the prior written consent of the Bank;

(b)	under this Contract;

(c)	under the Existing Indebtedness;

(d)

under any subordinated Indebtedness, to the extent that such subordinated Indebtedness is (i) fully subordinated to the Loan in terms of payment, repayment and prepayments pursuant to a subordination agreement satisfactory to the Bank, (ii) unsecured, (iii) subordinated in case of insolvency and (iv) in terms and conditions satisfactory to the Bank;

(e)

under any Finance Lease if the aggregate liability in respect of the equipment leased does not at any time exceed EUR 1,000,000 (one million euro) (or its equivalent in another currency or currencies) (in addition to the Existing Indebtedness);

(f)	under Permitted Hedging;

(g)	under any letters of credit provided that such Indebtedness does not, singularly or in aggregate, exceed EUR 500,000 (five hundred thousand euro) (or its equivalent in another currency or currencies);

(h)	under prefinancing or factoring of CIR (crédit d’impôt recherche) or CII (crédit d’impôt innovation) or equivalent tax credit;

(i)

under unsecured soft loan from BPI or any other financial entity affiliated or guaranteed by the French State and the outstanding amount of which does not exceed EUR 15,000,000 (fifteen million euro) (or its equivalent) in aggregate for the Group at any time in addition to the Existing Indebtedness);

(j)	in respect of a Permitted Guarantee; or

(k)

under loans made available by commercial banks not permitted by the preceding sub-paragraphs and the outstanding amount of which does not exceed EUR 5,000,000 (five million euro) (or its equivalent) in aggregate for the Group at any time.

16.	Guarantees

(a)	The Borrower shall not, and shall procure that no other Group Company shall, issue or allow to remain outstanding any guarantees in respect of any liability or obligation of any person save for:

(i)	with the prior written consent of the Bank; or

(ii)	guarantees issued in the ordinary course of trade by any Group Company:

(1)	under any Guarantee Agreement;

(2)	under any negotiable instruments;

(3)	in connection with any performance bond;

(4)	in connection with the renting of premises in the ordinary course of business;

(5)	in connection with any Permitted Indebtedness; or

(6)	issued by one Obligor to another Obligor.

(b)

The Borrower shall procure that, as soon as any Group Company becomes a Material Subsidiary (as identified in any accounts delivered to the Bank from time to time pursuant to Paragraph 2 (Information concerning the Borrower) of Schedule I (Information and Visits)), that Group Company shall promptly notify the Bank and on the Bank’s request enter into a Guarantee Agreement and provide the Bank with (subject to the conditions precedent to be fulfilled for Cellectis, Inc. and Cellectis Biologics, Inc. pursuant to Schedule F (Conditions Precedent)):

(i)

a certified copy of the resolution of the competent body (management board, supervisory board, board of directors and/or general meeting of shareholders) of such Material Subsidiary duly authorising the execution of such Guarantee Agreement and duly authorising the person or persons signing such Guarantee Agreement on behalf of such Material Subsidiary together with the specimen signature of each such person or persons;

(ii)

evidence that such Material Subsidiary has obtained all necessary Authorisations required in connection with such Guarantee Agreement and, where applicable, any accession deed in respect of such Guarantee Agreement; and

(iii)

a legal opinion of a reputable law firm in the jurisdiction of incorporation of such Material Subsidiary, addressed to the Bank on the valid existence of such Material Subsidiary, the authority and capacity of such Material Subsidiary to enter into the Guarantee Agreement and on the due execution and choice of law of the Guarantee Agreement and on the validity and enforceability of said guarantee under the Guarantee Agreement, each in form and substance satisfactory to the Bank and subject always to the applicable general statutory limitations, corporate benefit, thin capitalisation rules or similar principles which may require under mandatory law in the jurisdiction of incorporation of such Material Subsidiary that the guarantee be limited in amount or scope provided that the Borrower shall use reasonable endeavours to mitigate or overcome any such impediment, provided further that in such case, the Bank may request the Borrower to grant a pledge over 100% of the shares of such Material Subsidiary instead of a Guarantee Agreement.

17.	Hedging

The Borrower shall not, and shall procure that no other Group Company shall, enter into any derivative transaction other than Permitted Hedging, where “Permitted Hedging” means:

(a)	any derivative transaction by a Group Company to hedge actual or projected exposure arising in the ordinary course of trading and not for speculative purposes; and

(b)	any derivative instrument of a Group Company which is accounted for on a hedge accounting basis but is not entered into for speculative purposes.

18.	Restrictions on distributions

The Borrower shall not, and shall procure that no other Group Company shall, declare or distribute dividends, or return or purchase shares, save for:

(a)	with the prior written consent of the Bank;

(b)	payments to a Group Company as a result of a solvent liquidation or reorganisation of a Group Company which is not an Obligor; and

(c)	any dividend payments made by any Subsidiary.

19.	Restrictions on loans

The Borrower shall not, and shall ensure that no other member of the Group will, be a creditor in respect of any Indebtedness, save for:

(a)	any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	any loan made by one member of the Group (other than an Obligor) to another member of the Group;

(c)	a loan made by one Obligor to another Obligor; or

(d)	any other Indebtedness or loan advanced to or made available by any member of the Group with the prior written consent of the Bank.

20.	Restrictions on Intercompany Loans

The Borrower shall not, and shall procure that no other Group Company shall, make any payment in respect of any Intercompany Loan, save for:

(a)	with the prior written consent of the Bank;

(b)	where the lender of the Intercompany Loan is the Borrower or an Obligor; or

(c)	the payments to a Group Company as a result of a solvent liquidation or reorganisation of a Group Company which is not an Obligor.

21.	Intellectual Property Rights

The Borrower shall, and shall procure that each other Group Company shall, (i) obtain, safeguard and maintain its rights with respect to the Intellectual Property Rights required for the implementation of the Investment in accordance with this Contract, including complying with all material contractual provisions and that the implementation of the Investment in accordance with this Contract will not result in the infringement of the rights of any person with regard to the Intellectual Property Rights and (ii) ensure that any Intellectual Property Rights required for the implementation of the Investment will be owned by or licensed to the Borrower, and where such Intellectual Property Rights which are owned by a Group Company are capable of registration, are registered to such party.

22.	Maintenance of Status

The Borrower shall, and shall procure that each other Group Company shall, remain duly incorporated and validly existing as a corporate entity with limited liability under the jurisdiction in which it is incorporated and that it will have no centre of main interests, permanent establishment or place of business outside the jurisdiction in which it is incorporated, and that it will continue to have the power to carry on its business as it is now being conducted and continue to own its property and other assets.

23.	Negative pledge

(a)	The Borrower shall not (and shall procure that no other Group Company shall) create or permit to subsist any Security over any of its assets.

(b)

For the purposes of this Paragraph 23 (Negative pledge), the term Security shall also include any arrangement or transaction on assets or receivables or money (such as the sale, transfer or other disposal of assets on terms whereby they are or may be leased to or re-acquired by any Group Company, the sale, transfer or other disposal of any receivables on recourse terms or any arrangement under which money or the benefit of a bank account or other account may be applied or set off or any preferential arrangement having a similar effect) in circumstances where the arrangement or transaction is entered into primarily as a method of raising credit or of financing the acquisition of an asset.

(c)	Sub-paragraph (a) above does not apply to any Security, listed below:

(i)	any Security listed in Paragraph 4 (Security) of Schedule G (Representation and Warranties) except to the extent the principal amount secured by that Security exceeds the amount stated;

(ii)	any netting or set-off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)	any payment or close out netting or set-off arrangement pursuant to any Permitted Hedging, but excluding any Security under a credit support arrangement in relation to a hedging transaction;

(iv)	any lien arising by operation of law and in the ordinary course of trading;

(v)

any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Company in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Group Company;

(vi)	any Security over or affecting any asset acquired by Group Company after the date of this Contract if:

(1)	the Security was not created in contemplation of the acquisition of that asset by a Group Company;

(2)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a Group Company; and

(3)	the Security is removed or discharged within 3 (three) months of the date of acquisition of such asset; or

(vii)

any Security over or affecting any asset of any company which becomes a Group Company after the date of this Contract, where the Security is created prior to the date on which that company becomes a Group Company, if:

(1)	the Security was not created in contemplation of the acquisition of that company;

(2)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(3)	the Security is removed or discharged within 3 (three) months of that company becoming a Group Company.

24.	Other Undertakings

The Borrower shall take note of the Bank’s group statement on tax fraud, tax evasion, tax avoidance, aggressive tax planning, money laundering and financing of terrorism (as published on the Bank’s website and as may be amended from time to time).

25.	Data Protection

(a)

When disclosing information (other than mere contact information relating to the Borrower’s personnel involved in the management of this Contract (“Contact Data”)) to the Bank in connection with this Contract, the Borrower shall redact or otherwise amend that information (as necessary) so that it does not contain any personal data, except where this Contract specifically requires, or the Bank specifically in writing requests, the disclosure of that information in the form of personal data.

(b)	Before disclosing any personal data (other than Contact Data) to the Bank in connection with this Contract, the Borrower shall ensure that each data subject of those personal data:

(i)	has been informed of the disclosure (including the categories of personal data to be disclosed); and

(ii)

has the information in (or has been provided with an appropriate link to) the Bank’s privacy statement in relation to its lending and investment activities set out at the relevant time at https://www.eib.org/en/privacy/lending (or such other address as the Bank may notify to the Borrower in writing from time to time).

26.	Sanctions

The Borrower shall not, and shall procure that no Group Company shall, directly or indirectly:

(a)	enter into a business relationship with, and/or make any funds and/or economic resources available to, or for the benefit of, any Sanctioned Person in connection with the Investment; or

(b)

use all or part of the proceeds of the Loan or lend, contribute or otherwise make available such proceeds to any person in any manner that would result in a breach by itself and/or by the Bank of any Sanctions; or

(c)

fund all or part of any payment under this Contract out of proceeds derived from activities or businesses with a Sanctioned Person, a person in breach of the Sanctions or in any manner that would result in a breach by itself and/or by the Bank of any Sanctions.

It is acknowledged and agreed that the undertakings set out in this Paragraph 26 (Sanctions) are only sought by and given to the Bank to the extent that to do so would be permissible pursuant to any applicable anti-boycott rule of the EU such as Regulation (EC) 2271/96.

27.	Repayment of Loan under the InvestEU Fund

The Borrower shall ensure that the moneys to repay any Tranche under this Contract do not come from grants under an EU program.

28.	Pari passu ranking

The Borrower shall ensure that its payment obligations under this Contract rank, and will rank, not less than pari passu in right of payment with all other present and future unsecured and unsubordinated obligations under any of its or any Group Company’s debt instruments except for obligations mandatorily preferred by law applying to companies generally.

29.	Clauses by inclusion

If the Borrower concludes with any other financial creditor a financing agreement (excluding for the avoidance of doubt any underwriting agreement to be concluded in relation with an Cash Injection) that includes any obligation, clause or undertaking, whether positive or negative, in particular (without limitation) events of default, mandatory prepayment events, a loss-of-rating clause or a covenant or other provision regarding its financial ratios, if applicable, that is not provided for in this Contract or is more favourable to the relevant financial creditor than any equivalent provision of this Contract is to the Bank, the Borrower shall promptly inform the Bank and shall provide a copy of the more favourable provision to the Bank. The Bank may request that the Borrower promptly executes an agreement to amend this Contract so as to provide for an equivalent provision in favour of the Bank.

30.	Warrants

The Borrower will comply with, at any time, the terms of the Warrant Agreement, and shall not do anything that may affect the validity, enforceability or transferability of the Warrants or the rights granted to the Bank under the Warrant Agreement.

Schedule I

Information and Visits

1.	Information concerning the Investment

(a)	The Borrower shall deliver to the Bank:

(i)

the information in content and in form, and at the times, specified in Part A.2 (Information Duties) of Schedule A (Investment Specification and Reporting) or otherwise as agreed from time to time by the Parties to this Contract;

(ii)	any such information or further document concerning the Investment as the Bank may require to comply with its obligations under the InvestEU Regulation; and

(iii)

any such information or further document concerning the financing, procurement, implementation, operation and environmental matters of or for the Investment as the Bank may reasonably require within a reasonable time, provided always that if such information or document is not delivered to the Bank on time, and the Borrower does not rectify the omission within a reasonable time set by the Bank in writing, the Bank may remedy the deficiency, to the extent feasible, by employing its own staff or a consultant or any other third party, at the Borrower’s expense and the Borrower shall provide such persons with all assistance necessary for the purpose.

(b)

The Borrower shall submit for the approval of the Bank without delay any material changes to the Investment, also taking into account the disclosures made to the Bank in connection with the Investment prior to the signing of this Contract, in respect of, inter alia, the total cost, plans, timetable or to the expenditure programme or financing plan for the Investment.

(c)	The Borrower shall promptly inform the Bank of:

(i)

any action initiated or any objection raised by any third party or any genuine complaint received by the Borrower or any Environmental Claim that is to its knowledge commenced, pending or threatened against it with regard to environmental or other matters affecting the Investment;

(ii)	any fact or event known to the Borrower, which may substantially prejudice or affect the Borrower’s ability to execute the Investment;

(iii)	a genuine allegation, complaint or information with regard to Illegal Activities or any Sanctions related to the Loan and/or the Investment;

(iv)	any self-declared exclusion by a bidder that occurs prior to the contract award and is covered by the Exclusion Policy;

(v)	any non-compliance by it with any applicable Environmental Law; and

(vi)	any suspension, revocation or modification of any Environmental Approval,

and set out the action to be taken with respect to such matters;

(d)

If the total cost of the Investment exceeds the estimated figure set out in Recital (A), the Borrower shall notify the Bank without delay and shall inform the Bank of its plans to fund the increased costs.

(e)	The Borrower shall provide to the Bank, if so requested:

(i)

a certificate of its insurers showing that all assets required in order to carry out the Investment are insured with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business; and

(ii)	annually, a list of insurance policies in force covering any aspect of the Investment, together with confirmation of payment of the current premiums.

2.	Information concerning the Borrower

(a)	The Borrower shall deliver to the Bank:

(i)

as soon as they become available but in any event within 180 (one hundred and eighty) days after the end of each of its financial years its audited consolidated and unconsolidated annual report, balance sheet, cash flow statement, profit and loss account and auditors report for that financial year together with a Compliance Certificate signed by a legal representative of the Borrower;

(ii)

as soon as they become available but in any event within 120 (one hundred and twenty days) days after the end of each of the relevant accounting periods its interim consolidated and unconsolidated semi-annual report, balance sheet, profit and loss account and cash flow statement for the first half-year of each of its financial years together with a Compliance Certificate signed by a legal representative of the Borrower;

(iii)

as soon as they become available but in any event within 45 (forty five) days after the end of each relevant period its liquidity forecast for the next 12 (twelve) months on a rolling basis, in form and substance satisfactory to the Bank;

(iv)

such further information, evidence or document concerning its general financial situation or such certificates of compliance with the undertakings of Article 7 (Borrower undertakings and representations) as the Bank may deem necessary or may reasonably require to be provided within a reasonable time;

(v)

any such further information, evidence or document concerning the compliance with the due diligence requirements of the Bank, including, but not limited to “know your customer” (KYC) or similar identification procedures, when requested and within a reasonable time; and

(vi)

such further information, evidence or document concerning the factual information or documents provided to the Bank for the purposes of entering into this Contract, as the Bank may deem necessary or may require to be provided within a reasonable time.

(b)	The Borrower shall inform the Bank immediately of:

(i)	any Default or Event of Default having occurred or being threatened or anticipated;

(ii)

to the extent permitted by law, any material litigation, arbitration, administrative proceedings or investigation carried out by a court, administration or similar public authority, which, to the best of its knowledge and belief is current, threatened or pending:

(1)	against the Borrower or its Controlling entities or members of the Borrower’s management bodies in connection with Illegal Activities related to the Loan or the Investment; or

(2)	which might if adversely determined result in a Material Adverse Change;

(iii)	any measure taken by the Borrower pursuant to Paragraph 6 (Integrity) of Schedule H (General Undertakings);

(iv)	any Change in the Beneficial Ownership of the Borrower;

(v)	any Voluntary Non EIB Prepayment that has occurred or is likely to occur; and

(vi)	any claim, action, proceeding, formal notice or investigation relating to any Sanctions concerning a Group Company or any Relevant Person.

3.	Visits by the Bank

(a)

Each Obligor shall allow the Bank and, when either required by the relevant mandatory provisions of EU law or pursuant to the InvestEU Regulation, the competent EU institutions including the European Court of Auditors, the European Commission, the European Anti-Fraud Office, the European Public Prosecutor’s Office as well as persons designated by the foregoing (each a “Relevant Party”):

(i)	to visit the sites, installations and works comprising the Investment;

(ii)	to interview representatives of each Obligor, and not obstruct contacts with any other person involved in or affected by the Investment; and

(iii)

to conduct such investigations, inspections, on the spot audits and checks as they may wish and review the Obligors’ books and records in relation to the execution of the Investment and to be able to take copies of related documents to the extent not prohibited by the law.

(b)

Each Obligor shall provide the Bank and any Relevant Party, or ensure that the Bank and any Relevant Party is provided, with all necessary assistance for the purposes described in this Paragrah 3 (Visits by the Bank), including access to information, facilities and documentation for the purposes described in this paragraph.

(c)

In the case of a genuine allegation, complaint or information with regard to Illegal Activities related to the Loan and/or the Investment, the Borrower shall consult with the Bank in good faith regarding appropriate actions. In particular, if it is proven that a third party committed Illegal Activities in connection with the Loan and/or the Investment with the result that the Loan was misapplied, the Bank may, without prejudice to the other provisions of this Contract, inform the Borrower if, in its view, the Borrower should take appropriate recovery measures against such third party. In any such case, the Borrower shall in good faith consider the Bank’s views and keep the Bank informed.

4.	Disclosure and publication

The Borrower acknowledges and agrees that:

(a)

it will use the emblem of the European Union or a reference to the EU, as appropriate, in a visible way in all its press releases, communications materials, the social media, as well as in all contractual documentation directly related to the Investment;

(b)

the Bank may be obliged to communicate information relating to the Borrower and the Investment to any competent institution or body of the European Union in accordance with the relevant mandatory provisions of European Union law or pursuant to the InvestEU Regulation;

(c)

the Bank and/or the European Commission may showcase this Investment by way of, among other, audio visual material or print publications and including information on the name and address of the Borrower, the financing form and the sector of activity of the Investment;

(d)

the Bank may publish in its website or produce press releases containing information related to the financing provided pursuant to this Contract with support under the InvestEU Fund, including the name, address and country of establishment of the Borrower the purpose of the financing, and the type and amount of financial support received under this Contract.

(e)

unless the Borrower, prior to receiving financial support under the InvestEU Fund, declares in writing to the Bank (including by way of representation in this Contract) that the below publication by the Bank:

(i)	risks harming its commercial interests or threatening the rights and freedoms of the persons or entities concerned as protected by the Charter of Fundamental Rights of the European Union; or

(ii)

would be illegal under the laws and regulations applicable to the Borrower, the Bank shall annually publish on its website information on the Borrower, which shall include the name and address of the Borrower and the financing form of support under the InvestEU Fund.

(f)

if requested by the Bank, the Borrower undertakes to refer to this financing and any other financing granted by the Bank or financial instrument entered into with the Bank up to and including the Final Availability Date.

5.	Confidential information

Where the Borrower provides information to the Bank in connection with this Contract, it shall ensure that it complies with the MAR Letter.

Schedule J

Form of TEG Letter

[EIB’s letterhead]

To:        Cellectis

From:    European Investment Bank

Date:     [•]

Subject: TEG Letter in the context of the Finance Contract between European Investment Bank and Cellectis dated 28 December 2022 (the “Finance Contract”)

[***] [***]

Dear Sirs,

We refer to the Finance Contract. Terms defined in the Finance Contract have the same meaning when used in this letter.

We confirm that:

(a)	this is the letter referred to in article 4.4 (Effective Global Rate (Taux Effectif Global)) of the Finance Contract;

(b)

the effective global rates, calculated in order to comply with the provisions of articles L.314-1 to L.314-5, R.314-1 et seq. of the French Code de la consommation, and L.313-4 of the French Code monétaire et financier are indicated in this letter only as an indication; and

(c)	based on the assumptions described below, the effective global rate would be the following:

(i)	[•]% per annum for Tranche A (which corresponds to a taux de période of [•]% for a durée de période of twelve (12) months);

(ii)	[•]% per annum for Tranche B (which corresponds to a taux de période of [•]% for a durée de période of twelve (12) months); and

(iii)	[•]% per annum for Tranche C (which corresponds to a taux de période of [•]% for a durée de période of twelve (12) months).

The above effective global rate is given on an indicative basis and on the following assumptions:

(i)	the drawdown for the full amount of the Credit has been made;

(ii)	each Tranche will be reimbursed on its Maturity Date and with the assumption that there is no prepayment;

(iii)	the PIK Interest Rate amounts to:

(1)	in relation to Tranche A: 8% (800 basis points) per annum;

(2)	in relation to Tranche B: 7% (700 basis points) per annum; and

(3)	in relation to Tranche C: 6% (600 basis points) per annum;

(iv)	interest periods are of 12 (twelve) months for the lifetime of the Loan;

(v)	the effective global rate is calculated on the basis of a year of 365 (three hundred and sixty-five) days;

(vi)

all fees, commissions and expenses payable by you under the Finance Documents (including legal fees agreed separately between the Borrower and the Bank) will remain unchanged throughout the term of the Finance Documents; and

(vii)	the Put Option (as defined in Schedule L (Certains terms of the Warrants (non exhaustive))) has not been exercised by the Bank.

Under the assumption that the Put Option referred to in paragraph (vii) above is exercised and the Bank has received from the Put Option estimated at [***] Euro, based on the assumption that the Credit has been drawn for its full amount, be the following:

(i)	[•]% per annum for Tranche A (which corresponds to a taux de période of [•]% for a durée de période of twelve (12) months);

(ii)	[•]% per annum for Tranche B (which corresponds to a taux de période of [•]% for a durée de période of twelve (12) months); and

(iii)	[•]% per annum for Tranche C (which corresponds to a taux de période of [•]% for a durée de période of twelve (12) months).

We understand that you will make all appraisals you consider necessary to assess the global costs of the Credit and that you will request all necessary information from us in this respect.

This letter is a Finance Document.

This letter shall be governed and construed in accordance with the laws of France. Any claim in connection with this letter shall be subject to the jurisdiction of the Tribunal de commerce de Paris.

We should be grateful if you would confirm your acceptance of the terms of this letter by signing 3 (three) originals and returning to us 2 (two) originals.

Yours faithfully,

EUROPEAN INVESTMENT BANK

We hereby accept the above information relating to the effective global rate on behalf of the Borrower:

Date:
Name:
Title:

Schedule K

Existing Indebtedness

PGE loan signed by the Borrower [***] with HSBC [***] with maturity July 2026;

PGE loan signed by the Borrower [***] with Société Générale [***] with maturity July 2026;

PGE loan signed by the Borrower [***] with Banque Palatine [***] with maturity July 2026;

PGE loan signed by the Borrower [***] with BPI France [***] with maturity June 2026;

Construction and equipment leases, being specified that leasing debt (IFRS 16) [***]:

[***]

Research Tax Credit financing entered into by the Borrower with BPI in June 2022 under which the Borrower received €5.5 million in cash which represents a financial liability of $5.3 million as of September 30, 2022.

Schedule L

Certains terms of the Warrants (Non exhaustive)

1. Warrants entitlement :

•

Tranche A: As part of the remuneration for the first tranche of the Loan, the Borrower shall issue to the benefit of the Bank a number of warrants representing a maximum of 5% of the shares outstanding at the time of issuance of the disbursement offer of Tranche A and calculated according to the following formula:

X = 20,000,000 / (SPa) x 3.5

Where:

X: means the number of warrants to be issued to the benefit of the EIB; and

SPa: means the average price per share over the last 5 trading days before the issuance of the warrants related to tranche A by the EIB.

•	Tranche B: As part of the remuneration for the second tranche of the Loan, the Borrower shall issue to the benefit of the Bank a number of warrants calculated according to the following formula:

•	Should the sum of (i) Cash Injection and (ii) Upfront and Milestones payments received before the issuance of the disbursement offer of Tranche B be in excess of EUR 42.5m (as from 31/10/2022):

X = 15,000,000 / (SPb) x 4.00

•	Otherwise:

X = 15,000,000 / (SPb) x 3.75

Where:

X: means the number of warrants to be issued to the benefit of the EIB; and

SPb: means the average price per share over the last 5 trading days before the issuance of the warrants related to tranche B by the EIB.

•	Tranche C: As part of the remuneration for the third tranche of the Loan, the Borrower shall issue to the benefit of the Bank a number of warrants calculated according to the following formula:

•	Should (i) Cash Injection and (ii) Upfront and Milestones payments received before the issuance of the disbursement offer of Tranche C be in excess of EUR 70m (as from 31/10/2022):

X = 5,000,000 / (SPc) x 4.75

•	Otherwise:

X = 5,000,000 / (SPc) x 4.25

Where:

X: means the number of warrants to be issued to the benefit of the EIB; and

SPc: means the average price per share over the last 5 trading days before the issuance of the warrants related to tranche C by the EIB.

2. Strike Price corresponds to 99% of the weighted average price per share over the last 5 trading days preceding the issuance of the warrants

3. The anti-dilution provision should not apply to:

◾ [***]; and

◾ [***].

4. Put Option :

The put option will be capped to 1 time the amount disbursed by the bank, being the cumulated amount of Tranches drawn down at the time of exercise of said Put Option.